EXHIBIT 10.2

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

among

DS HEALTHCARE, INC.

WRG ACQUISITION CORP.

WR GROUP IC-DISC, INC.

AND

STEFAN RUSSELL,

As of JULY 31, 2015

ARTICLE III	REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGERCO	20
3.1	Organization, Qualification and Corporate Power	20
3.2	Capitalization	21
3.3	Authorization of Transaction	21
3.4	Noncontravention	22
3.5	Subsidiaries	22
3.6	Exchange Act Reports	23
3.7	Compliance with Laws	23
3.8	Financial Statements	24
3.9	Absence of Certain Changes	24
3.10	Undisclosed Liabilities	24
3.11	Off-Balance Sheet Arrangements	24
3.12	Tax Matters	24
3.13	Assets	25
3.14	Owned Real Property	26
3.15	Real Property Leases	26
3.16	Contracts	26
3.17	Accounts Receivable	27
3.18	Powers of Attorney	27
3.19	Insurance	27
3.20	Warranties	28
3.21	Litigation	28
3.22	Employees	28
3.23	Employee Benefits	28
3.24	Environmental Matters	28
3.25	Permits	29
3.26	Certain Business Relationships with Affiliates	29
3.27	Tax-Free Reorganization	29
3.34	Minute Books	31
3.35	Board Action	31

ARTICLE IV	COVENANTS	31
4.1	Closing Efforts	31
4.2	Governmental and Thirty Party Notices and Consents	31
4.3	Form 8-K	31
4.4	Operation of Company Business	32
4.5	Access to Company Information	33
4.6	Operation of Parent Business	34
4.7	Access to Parent Information	35
4.8	Expenses	36
4.9	Post-Closing Operation of Company Business
4.11	Name Change	36

ARTICLE V	CONDITIONS TO CONSUMMATION OF MERGER	38
5.1	Conditions to Each Party’s Obligations	38
5.2	Conditions to Obligations of the Parent and MergerCo	38
5.3	Conditions to Obligations of the Company	39

ARTICLE VI	INDEMNIFICATION	40
6.1	Indemnification by the Company Stockholder	40
6.2	Indemnification by the Parent	41
6.3	Indemnification Claims	41
6.4	Survival of Representations and Warranties	43
6.5	Limitations on Claims for Indemnification	44

ARTICLE VII	TERMINATION	44
7.1	Termination by Mutual Agreement	44
7.2	Termination for Failure to Close	44
7.2	Termination by Operation of Law	44
7.3	Termination for Failure to Perform Covenants or Conditions	45
7.4	Effect of Termination or Default; Remedies	45
7.5	Remedies; Specific Performance	45

ARTICLE VIII	MISCELLANEOUS	45
8.1	Press Releases and Announcements	45
8.2	No Third Party Beneficiaries	46
8.3	Entire Agreement	46
8.4	Succession and Assignment	46
8.5	Counterparts and Facsimile Signature	46
8.6	Headings	46
8.7	Notices	46
8.8	Governing Law	47
8.9	Amendments and Waivers	47
8.10	Severability	47
8.11	Submission to Jurisdiction	47
8.12	Waiver of Jury Trial	48
8.13	Construction	48

EXHIBITS

Exhibit A

Form of Employment Agreement

Exhibit B

Form of Tax Indemnification Agreement

Exhibit C

Form of Stockholders Agreement

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”), dated as of July 31, 2015, by and among DS HEALTHCARE GROUP, INC., a Florida corporation (“DSH” or the “Parent”), WRG ACQUISITION CORP., a Nevada corporation (“MergerCo”), WR GROUP IC-DISC, INC., an Nevada corporation (the “Company”) and STEFAN RUSSELL (“Russell” or the “Company Stockholder”).  The Parent, MergerCo, the Company and the Company Stockholder are each a “Party” and referred to collectively herein as the “Parties.”

W I T N E S S E T H:

WHEREAS, this Agreement contemplates a merger of the Company with and into MergerCo, with MergerCo remaining as the surviving entity after the merger (the “Merger”), whereby the Company Stockholder will receive shares of the Parent Common Stock (as defined below) in exchange for his capital stock of the Company; and

WHEREAS, prior to the closing of the Merger, the Parent shall acquire from Russell and Carey Williams (“Williams”) 100% of the capital stock of W/R Group, Inc., an Arizona corporation, (“WRG”) that is currently owned 50% by Russell and 50% by Williams; and

WHEREAS, simultaneously with the closing of the Merger,

(a)

MergerCo, as the surviving corporation of the Merger (the “Surviving Corporation”), shall change its name to WR Group –IC Disc, Inc.; and

(b)

Russell shall enter into an employment agreement with the Surviving Corporation and Parent in the form of Exhibit A annexed hereto and made a part hereof (the “Employment Agreement”) pursuant to which Russell shall serve as the Chief Executive Officer of the Surviving Corporation and an executive vice-president of the Parent; and

WHEREAS, the Company Stockholder and the board of directors of the Company believe that the Merger is in the best interests of the Company Stockholder and the Company, and the Parent and its board of directors believe that the Merger is in the best interests of the Partner and its Company Stockholder; and

WHEREAS, the Parent, MergerCo, the Company and the Company Stockholder each desire and intend that the Merger qualify as a “reorganization” under Section 368(a)(1)(A), (a)(2)(D) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulation and not subject the Company Stockholder or the Company to income tax liability under the Code;

NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereto, intending legally to be bound, agree as follows:

ARTICLE I
THE MERGER

1.1

The Merger.  Upon and subject to the terms and conditions set forth in this Agreement, the Company shall merge with and into MergerCo at the Effective Time (as defined below).  From and after the Effective Time, the separate corporate existence of the Company shall cease and MergerCo shall continue as the surviving corporation in the Merger (the “Surviving Corporation”).  The “Effective Time” shall be the time at which articles of merger, conversion or exchange in proper form and duly executed, reflecting the Merger (the “Certificate of Merger”) pursuant to Chapter 92A (Sections 92A.005 et seq.) of the Nevada Revised Statutes of the State of Nevada (the “Nevada Act”) are filed with the Secretary of State of the State of Nevada.  The Merger shall have the effects set forth herein and in the applicable provisions of the Nevada Act.

1.2

The Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of CKR Law LLP, in New York, New York, commencing at 10:00 a.m. local time on such date as all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have been satisfied or waived, on such mutually agreeable later date as soon as practicable after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in Article V hereof (the “Closing Date”).  In no event shall the Closing and the Closing Date be later than November 30, 2015, unless extended by mutual agreement of the Parent and the Company Stockholder (the “Outside Closing Date”) As used in this Agreement, the term “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the state of New York are required or authorized by applicable Law to close.

1.3

Actions at the Closing.  At the Closing:

(a)

the Company Stockholder and the Company shall deliver to the Parent and MergerCo the various certificates, instruments and documents to be delivered by the Company pursuant to Sections 5.1 and 5.2;

(b)

the Parent and MergerCo shall deliver to the Company and the Company Stockholder the various certificates, instruments and documents to be delivered by the Parent and/or MergerCo pursuant to Sections 5.1 and 5.3;

(c)

the Surviving Corporation shall file the Certificate of Merger with the Secretary of State of the State of Nevada;

(d)

The Parent shall issue to the Company Stockholder, as the sole “Merger Consideration” (hereinafter defined), stock certificates evidencing shares of the common stock of the Parent, valued at an aggregate of $2,500,000, based on the closing price of such stock as traded on the Nasdaq Capital Markets (or other national stock exchange in the United States) on the trading day immediately prior to date of execution of this Agreement (the “Parent Common Stock”).  An aggregate of $2,000,000 of Parent Common Stock shall constitute the “Closing Merger Consideration” (hereinafter defined) and an aggregate of $500,000 of Parent Common Stock shall constitute the “Additional Merger Consideration” (hereinafter defined).  Such Merger Consideration shall be subject to further conditions in order to yield the total Merger Consideration;

(e)

The Company Stockholder, the Parent and the Surviving Corporation shall enter into an employment agreement in substantially the form of Exhibit A annexed hereto and made a part hereof (the “Employment Agreement”);

(f)

The Parent shall deliver to the Company Stockholder an insured indemnification agreement in substantially the form of Exhibit B annexed hereto and made a part hereof, pursuant to which the Parent and the Surviving Corporation shall indemnify, defend and hold the Company Stockholder harmless from any personal income tax liability that may result by reason of the Merger, including without limitation issuance of the Merger Consideration and the Make-Whole Shares, each as defined below, not qualifying as a “reorganization” within the meaning of Section 368(a)(1)(A), (a)(2)(D) of the Code and not otherwise being tax exempt (the “Tax Indemnification Agreement”);  and

(g)

The Company Stockholder, Williams and the Parent shall each execute and deliver a stockholders agreement in the form of Exhibit C annexed hereto and made a part hereof (the “Stockholders Agreement”).

1.4

Additional Actions.  If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are reasonably necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either the Company or MergerCo or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized (to the fullest extent allowed under applicable Nevada Law) to execute and deliver, in the name and on behalf of either the Company or MergerCo, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or MergerCo, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company or MergerCo, as applicable, and otherwise to carry out the purposes of this Agreement.

1.5

Conversion of Company Common Stock; Merger Consideration .  At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of each share of the common stock, par value ___ per share, of the Company (“Company Common Stock”) that is issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive the following consideration (the “Merger Consideration”):

(a)

Conversion of Company Common Stock.  All of the issued and outstanding share of Company Common Stock shall be converted into one (1) validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

(b)

Conversion of MergerCo Stock.  Each issued and outstanding share of common stock, $0.001 par value per share (“MergerCo Common Stock”) shall be converted into one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation

(c)

Merger Consideration.  Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger, and without any action on the part of any Party, the sole consideration payable to Russell under this Agreement shall be shares of Parent Common Stock (the “Merger Consideration”).  Such Merger Consideration shall be valued at the sum of (i) $2,500,000, plus (ii) the “Make-Whole Shares” referred to in Section 1.5(c)(iii) below, for a total indicative value of Merger Consideration equal to up to $12,500,000 in value of shares of Parent Common Stock.

(i)

Closing Merger Consideration,  On the Closing Date and simultaneous with the Effective Time of the Merger, the Parent  shall issue to the Company Stockholder that number of shares of Parent Common Stock as shall be equal to the result of dividing (x) $2,000,000, by (y) the closing price per share of the Parent’s Common Stock, as traded on the Nasdaq Capital Markets (or other national securities exchange) on the trading day immediately prior to date of execution of this Agreement (the “Closing Merger Consideration”).

(ii)

Additional Merger Consideration.  In addition to the Closing Merger Consideration and as an integrated part of the overall Merger Consideration, as security for the performance of the representations, warranties and covenants of the Company Stockholder contained in this Agreement and based on the future performance of the Company and WRG, on the Closing Date an additional $500,000 of Parent Common Stock (the “Additional Merger Consideration”), valued in the same manner as the Closing Merger Consideration, shall be issued at the Closing to the Company Stockholder and shall be held in escrow by legal counsel to the Company Stockholder (the “Escrow Agent”), pursuant to an escrow agreement reasonably acceptable to the Parties and such counsel, and released to the Company Stockholder, as follows.   In the event that (A) the combined “Pre-Tax Profits of the Corporations” (as hereinafter defined) in each of the fiscal years ending December 31, 2016, 2017 and 2018 (each a “Measuring Year” and collectively, the “Measuring Years”) shall equal or exceed $8,500,000, and (B) for so long as no material breach of any such representations, warranties and covenants shall have occurred and shall be continuing, that number of shares of Parent Common Stock representing $100,000, valued in the same manner as the Closing Merger Consideration, shall be delivered to the Company Stockholder promptly following the end of December 31, 2016, December 31, 2017, December 31, 2018, December 31, 2019 and December 31, 2020, respectively.  As used in this Agreement, the term “Pre-Tax Profits of the Corporations” shall mean the net combined or consolidated profits of the Company and WRG (collectively, the “Corporations”), exclusive of and after elimination of all inter-company transactions, as determined in accordance with generally accepted accounting principles (“GAAP”), applied on a consistent basis and consistent with the historical reporting practices of such Corporations, and after deduction of all salaries and bonuses, but before deductions for (A) income taxes, (B) payments in respect of interest charges on any of the minimum $35,000,000 of Required Financing incurred by the Parent in order to consummate the acquisition of the Corporations, and (C) payments of any performance bonus payable in respect of the applicable Measuring Year to the Company Stockholder and Williams pursuant to their respective employment agreements.

(iii)

Make-Whole Shares.  In the event and to the extent that, by the close of business on December 31, 2018, the total Closing Merger Consideration issued to the Company Stockholder pursuant to Section 1.5(c)(i) above does not have a market value, based on the volume weighted average of Parent Common Stock, (as traded on the Nasdaq Capital Markets or other national securities exchange on which shares of Parent Common Stock then trade) for the ten (10) consecutive trading days immediately prior to the December 31, 2018 (the “2018 Market Price”) of at least $12,000,000, then and in such event, the Parent shall issue, as an integrated part of the overall Merger Consideration, additional shares of its Parent Common Stock to Russell (the “Make Whole Shares”) at the then per share 2018 Market Price (subject to a $5.00 floor) to make up any full or partial short-fall in value.  The provisions of this Section 1.5(c)(iii) shall terminate if Russell elects to sell any of his Parent Common Stock during the three year period ending December 31, 2018 other than in connection with “Permitted Transfers” or a “Sale of Control” (as those terms are defined in the Stockholders Agreement).   For example, if on December 31, 2018, the Market Value of the Closing Merger Consideration and the Additional Merger Consideration shall be $6,000,000 and the then Market Price is $4.00 per share, Russell shall be entitled to receive, effective as of December 31, 2018, an additional 1,200,000 shares of Parent Make Whole Shares ($6,000,000 divided by the $5.00 per share floor).  If such Make Whole Shares were valued at their actual $4.00 2018 Market Price, the Company Stockholder would have received 1,500,000 Make Whole Shares ($6,000,000 divided by $4.00).

(iv)

Restricted Securities.  The Parent and the Company, as well as the Company Shareholder, intend that the shares of Parent Common Stock to be issued pursuant to

Section 1.5 hereof in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), by reason of Section 4(2) of the Securities Act, Rule 506 of Regulation D promulgated by the SEC thereunder.  The shares of Parent Common Stock will be “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be offered, sold, pledged, assigned or otherwise transferred unless (A) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws, or (B) an exemption from such registration exists and the Parent receives an opinion of counsel to the holder of such securities or to the intended recipient of such securities, which counsel and opinion are reasonably satisfactory to the Parent, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Securities Act or applicable state securities laws.   Accordingly, Russell acknowledges that the stock certificate(s) evidencing such Merger Consideration shall contain the following restrictive legend:

“The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be sold, pledged, or otherwise transferred in the absence of a registration statement declared effective under the Securities Act or an opinion of counsel reasonably satisfactory to the Company that registration of such Shares is not required under the Securities Act.”

1.6

Certificate of Incorporation and Bylaws.

(a)

The certificate of incorporation of MergerCo in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until duly amended or repealed, and the Surviving Corporation may make any necessary filings in the State of Nevada as shall be necessary or appropriate to effectuate or carry out fully the purpose of this Section 1.6(a).

(b)

The bylaws of MergerCo in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until duly amended or repealed.

1.7

No Further Rights.  From and after the Effective Time, no shares of Company Common Stock shall be deemed to be outstanding, and the holder of Company Common Stock, certificated or uncertificated, shall cease to have any rights with respect thereto, except as provided herein or by law, other than the right to receive the Merger Consideration in connection with the Merger.

1.8

Closing of Transfer Books.  At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Common Stock shall thereafter be made.  If, on or after the Effective Time, Company Stock Certificates are presented to the Parent or the Surviving Corporation, they shall be cancelled and exchanged for Merger Consideration in accordance with Section 1.5.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY STOCKHOLDER

The Company Stockholder hereby represents and warrants to the Parent that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule provided by the Company to the Parent on the date hereof (the “Company Disclosure Schedule”).  Except for the representations and warranties contained in Sections 2.1, 2.2, 2.3 and 2.4, which are made (subject only to the specific exceptions set forth below) without qualification, all of the other representations and warranties of the Company Stockholder contained in this Article II are made “to the knowledge” of the Company Stockholder.  For purposes of this Article II, the phrase “to the knowledge” or any phrase of similar import shall be deemed to refer to the actual knowledge of the Company Stockholder, after due inquiry, and acting in his capacity as a stockholder, executive officer and director of the Company.

The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II; and to the extent that it is clear from the context thereof that such disclosure also applies to any other numbered paragraph contained in this Article II, the disclosures in any numbered paragraph of the Disclosure Schedule shall qualify such other corresponding numbered paragraph in this Article II.  .

2.1

Organization, Qualification and Corporate Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  The Company is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined below).  The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.  The Company has furnished or made available to the Parent complete and accurate copies of its certificate of incorporation and bylaws.  The Company is not in default under or in violation of any provision of its certificate of incorporation, as amended to date, or its Bylaws, as amended to date.   Notwithstanding the foregoing, due to the fact that the Company operates in foreign jurisdictions via the Internet, both domestically and internationally, no general representations as to qualifications in all such jurisdictions can be made.  However, to the knowledge of the Company Stockholder, no claims have been made in any jurisdictions that the Company is not qualified to conduct business there or is not in good standing there.

For purposes of this Agreement, the term “Company Material Adverse Effect” means a material adverse effect on the assets, business, financial condition, or results of operations or future prospects of the Company; provided, however, that changes or effects relating to the following clauses (a) through (i) shall be deemed not to constitute a “Material Adverse Effect” and shall not be considered in determining whether a “Material Adverse Effect” has occurred: (a) changes in economic or political conditions or the financing, banking, currency or capital markets in general; (b) changes in laws or orders or regulations or interpretations thereof or changes in GAAP or accounting requirements or principles or interpretations thereof or any other change or effect arising out of or relating to any Action or Order before a Governmental Entity; (c) changes affecting industries, markets or geographical areas in which the Company conducts its business; (d) the negotiation, announcement, execution, pendency or performance of this Agreement or the transactions contemplated hereby or any communication by Parent or any of its Affiliates of its plans or intentions (including in respect of employees) with respect to any of the business of the Company; (e) the consummation of the transactions contemplated by this Agreement or any actions by Parent taken pursuant to this Agreement or in connection with the transactions contemplated hereby; (f) any natural disaster or any acts of terrorism, sabotage, military action, armed hostilities or war (whether or not declared) or any escalation or worsening thereof, regardless of whether occurring or commenced before or after the date of this Agreement; (g) fluctuations or changes in the value of the Euro, the United States dollar or any adverse event affecting the European Union generally; (h) any other events or circumstances beyond the reasonable control of the Company; or (i) actions of any Governmental Entity (defined below) not through the fault of the Company Stockholder.

2.2

Capitalization.  The authorized capital stock of the Company consists of ______ shares of Company Common Stock.  As of the date of this Agreement and as of immediately prior to the Effective Time, and without giving effect to the transactions contemplated by this Agreement or any of the other Transaction Documents, 3,000 shares of Company Common Stock are issued and outstanding.  One hundred (100%) percent of the issued and outstanding shares of Company Common Stock is owned of record and beneficially by the Company Stockholder.  There are no other shares of capital stock of the Company issued and outstanding and, except for the pledge of 50% of the Company Common Stock to secure payment of the $4,000,000 “Purchase Note” (hereinafter described), there are no options, warrants, convertible notes or debentures or other rights (whether under Contract or otherwise) granting any Person the right to acquire or subscribe to any capital stock of the Company. All of the issued and outstanding shares of Company Common Stock have been duly authorized, validly issued, fully paid, non-assessable and, effective as of the Effective Time, free of all preemptive rights.  Except for the “Pledge Agreement” (hereinafter described), to the knowledge of the Company Stockholder, there are no other agreements among other parties, to which the Company is a party and by which it is bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company.  At the Effective Time of the Merger, the Purchase Note shall be paid in full and the Pledge Agreement shall terminate.

2.3

Authorization of Transaction.  The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  By his execution and delivery of this Agreement the Company Stockholder, both in his capacity as such and as sole remaining member of the board of directors of the Company does hereby approve and adopt in all respects this Agreement the Merger and all of the transactions contemplated by this Agreement and the Exhibits and Schedules hereto (collectively, the “Transaction Documents”) and does hereby acknowledge that such approval by the Company Stockholder represents the vote of the sole stockholder of the Company as required by Nevada law.  The consummation by the Company of the Merger and all other transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Company and the Company Stockholder.  Without limiting the generality of the foregoing, the Company Stockholder and the board of directors of the Company have (i) determined that the Merger is fair and in the best interests of the Company and the Company Stockholder, and (ii) adopted this Agreement in accordance with the provisions of the Nevada Act.  This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

2.4

Non-contravention.  Subject only to the filing of the Certificate of Merger as required by the Nevada Act, to the knowledge of the Company Stockholder, neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or violate any provision of the certificate of incorporation or bylaws of the Company, as amended to date, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a “Governmental Entity”), except as set forth or otherwise contemplated in this Agreement, the Merger Agreement or any of the Transaction Documents, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company is a party or by which the Company is bound or to which any of their assets is subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation in any contract or instrument set forth in Section 2.4 of the Company Disclosure Schedule, for which the Company is obligated to use its Reasonable Best Efforts to obtain waiver, consent or approval pursuant to Section 4.2(b), (ii) any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a Company Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby or (iii) any notice, consent or waiver the absence of which would not have a Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest (as defined below) upon any assets of the Company or (e) violate any federal, state, local, municipal, foreign, international, multinational, Governmental Entity or other constitution, law, statute, ordinance, principle of common law, rule, regulation, code, governmental determination, order, writ, injunction, decree, treaty, convention, governmental certification requirement or other public limitation, U.S. or non-U.S., including Tax and U.S. antitrust laws (collectively, “Laws”) applicable to the Company, or any of their properties or assets.  For purposes of this Agreement: “Security Interest” means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic’s, materialmen’s and similar liens, (ii) liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of the Company and not material to the Company, , and (iv) interests pledged or committed in the Ordinary Course of Business in connection with financing and vendor agreements; and “Ordinary Course of Business” means the ordinary course of the Company’s business, consistent with past custom and practice (including with respect to frequency and amount).

2.5

Subsidiaries.  The Company does not have any subsidiaries.

2.6

Compliance with Laws. :

(a)

The conduct and operations of the Company is in compliance with each Law applicable to the Company, or any of its properties or assets, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect;

(b)

The Company has complied with all federal and state securities laws and regulations, including being current in all of its reporting obligations under such federal and state securities laws and regulations;

(c)

The Company has not, and the past and present officers, directors and Affiliates of the Company have not, been the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors or Affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws;

(d)

The Company has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation;

(e)

The Company has not, and the past and present officers, directors and Affiliates have not, been the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors or Affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person;

(f)

The Company is not a “blank check company” as such term is defined by Rule 419 of the Securities Act; and

(g)

Except for the “Purchase Note,” the Company does not and will not on the Closing, have any indebtedness, including but not limited to notes payable, and is not a party to any executory Contract.  Except for the “Pledge Agreement” none of the assets or securities of the Company are subject to any Security Interest.  As used in this Agreement the term “Purchase Note” shall mean a 4% $4,000,000 secured promissory note of the Company, dated July __, 2015 payable to Williams in consideration and payment for the Company’s redemption and repurchase of ________ shares of Company Common Stock, representing 100% of the shares of Company Common Stock formerly owned of record and beneficially by Williams (the “Williams Shares”), a true copy of which Purchase Note has been made available to the Parent.   As used in this Agreement, the term “Pledge Agreement” shall mean the pledge agreement, dated July __, 2015 between the Company, as pledger, and Williams, as pledgee, pursuant to which the Company pleged the Williams Shares to secure payment in full of the Purchase Note; a true copy of which Pledge Agreement has been made available to the Parent.

2.7

Financial Statements.  The Company Stockholder has provided or made available to the Parent (a) the unaudited (after giving effect to the elimination of all inter-company transactions as between the Company and WRG) balance sheets of the Company (the “Company Balance Sheets”) at December 31, 2013 and December 31, 2014 (the “Company Annual Balance Sheets”), (b) the related statements of operations and cash flows for the period from January 1, 2013 to December 31, 2013 and January 1, 2014 to December 31, 2014 (the “Company Annual Income Statements” and together with the Company Annual Balance Sheets, the “Company Annual Financial Statements”), and (c) the unaudited balance sheet and statement of operations of the Company for the three (3) months ended March 31, 2015 (the “2015 First Quarter Financial Statements”).  Prior to the Closing Date, the Company Stockholder will cause the Company to deliver to the Parent the unaudited statements of operations of the Company for the six (6) months ended June 30, 2015 and, if required under Regulation S-X, as promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the unaudited statements of operations of the Company for the nine (9) months ended September 30, 2015  (collectively, together with the 2015 First Quarter Financial Statements, the “Interim Financial Statements”).  The Company Annual Financial Statements and the Interim Financial Statements have been, and when delivered, will have been, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, fairly present in all material respects the financial condition, results of operations and cash flows of the Company and as of the respective dates thereof and for the periods referred to therein.  The Annual Financial Statements are capable of being audited by the Parent Auditors in accordance with Regulation S-X as promulgated under the Securities Act, and are consistent in all material respects with the books and records of the Company

2.8

Absence of Certain Changes.  Since March 31, 2015, and except as set forth in Section 2.8 of the Company Disclosure Schedule, (a) to the knowledge of the Company, there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect, and (b) neither the Company nor WRG has taken any of the actions set forth in paragraphs (a) through (m) of Section 4.4.

2.9

Undisclosed Liabilities.  Except as set forth in Section 2.9 of the Disclosure Schedule, the Company has not had any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Company March 31, 2015 Balance Sheet referred to in Section 2.7, (b) liabilities not exceeding $25,000 in the aggregate that have arisen since March 31, 2015 in the Ordinary Course of Business and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

2.10

Tax Matters.

(a)

For purposes of this Agreement, the following terms shall have the following meanings:

(i)

“Taxes” means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

(ii)

“Tax Returns” means all United States of America, state, local or foreign government reports, returns, declarations, statements or other information required to be supplied by the Company or the Company Stockholder to a taxing authority in connection with the Taxes.

(b)

Except as set forth in Section 2.10 of the Company Disclosure Schedule, the Company Stockholder has filed on a timely basis (taking into account any valid extensions) all material Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects.  The Company is not and has never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Company and the WRG are or were members.  The Company Stockholder and the Company, as applicable, have paid on a timely basis all Taxes that were due and payable in accordance with the Tax Returns.  The unpaid Taxes of the Company for tax periods through the Company Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Company Balance Sheet.  Except as set forth in Section 2.10 of the Company Disclosure Schedule, the Company Stockholder has no actual or potential liability for any Tax obligation of any taxpayer other than the Company and WRG (including without limitation any affiliated group of corporations or other entities that included the Company or WRG during a prior period).  All Taxes that the Company or WRG is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

(c)

Except as set forth in Section 2.10 of the Company Disclosure Schedule, the Company Stockholder has delivered or made available to the Parent complete and accurate copies of all federal income Tax Returns, examination reports and statements or notices of deficiencies assessed or proposed to be assessed against or agreed to by the Company Stockholder or the Company since the date of the Company’s incorporation (the “Organization Date”).  No examination or audit of any Tax Return of the Company Stockholder or the Company by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated.  Neither the Company Stockholder nor the Company has been informed by any jurisdiction that the jurisdiction believes that the Company or the Company Stockholder was required to file any Tax Return that was not filed.  Neither the Company nor the Company Stockholder has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

(d)

The Company: (i) is not a “consenting corporation” within the meaning of Section 341(f) of the Code, and none of the assets of the Company are subject to an election under Section 341(f) of the Code; (ii) has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) has not made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an “excess parachute payment” under Section 280G of the Code; (iv) has no actual or potential liability for any Taxes of any person (other than the Company ) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; (v) is not or has not been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b); (vi) there are no Tax rulings of which Company is a subject, requests for rulings by Company, or closing agreements entered into by Company that could affect such entity’s liability for Taxes for any period after the Closing Date; (vii) the Company has not engaged in a reportable transaction; (viii) no power of attorney with respect to any Tax matter is currently in force with respect to the Company that would, in any manner, bind, obligate, or restrict Parent.

(e)

None of the assets of the Company: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is “tax-exempt use property” within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

(f)

Neither the Company nor the Company Stockholder (i) has undergone a change in its or his method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code, (ii) has any knowledge that any taxing authority has proposed any such adjustment or change, which proposal is currently pending; and (iii) has an application pending with any taxing authority requesting permission for any change in accounting methods that relates to the Company.

(g)

No state or federal “net operating loss” of the Company determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any “ownership change” within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

(h)

The Company Stockholder and the Company have not taken any reporting position on a Tax Return, which reporting position (i) if not sustained would be reasonably likely, absent disclosure, to give rise to a penalty for substantial understatement of federal income Tax under and within the meaning of Section 6662 of the Code (or any predecessor statute or any corresponding provision of any such predecessor statute, or state, local, or foreign Tax law), and (ii) have not been adequately disclosed on such Tax Return in accordance with Section 6662(d)(2)(B) of the Code (or corresponding provision of any such predecessor statute, or state, local, or foreign Tax law).

(i)

The Company is not a direct or indirect beneficiary of a guarantee of Tax benefits or any other arrangement that has the same economic effect (including an indemnity from a seller or lessee of property, or other insurance) with respect to any transaction or tax opinion relating to the Company. The Company does not own any “corporate acquisition indebtedness” within the meaning of Section 279 of the Code.

(j)

 The Company has never been (i) a “passive foreign investment company,” (ii) a “foreign personal holding company,” (iii) a “foreign sales corporation,” (iv) a “foreign investment company,” or (v) a Person other than a United States Person, each within the meaning of the Code.

(k)

There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the Company’ assets or real property.

2.11

Assets.  The Company owns or leases all tangible assets reasonably necessary for the conduct of its business as presently conducted.  Except as set forth in Section 2.11 of the Company Disclosure Schedule, each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.  Except as set forth in Section 2.11 of the Company Disclosure Schedule and in the Pledge Agreement, no asset of the Company (tangible or intangible) (including without limitation any shares or other equity interests in or securities of or any corporation, partnership, association or other business organization or division thereof), is subject to any Security Interest.

2.12

Owned Real Property.  The Company does not own any real property.

2.13

Real Property Leases.  Section 2.13 of the Company Disclosure Schedule lists all real property leased or subleased to or by the Company and lists the term of such lease, any extension and expansion options, and the rent payable thereunder.  The Company has delivered or made available to the Parent complete and accurate copies of the leases and subleases listed in Section 2.13 of the Company Disclosure Schedule.  With respect to each lease and sublease listed in Section 2.13 of the Company Disclosure Schedule:

(a)

the lease or sublease is a legal, valid, binding and enforceable obligation of the Company party thereto and is in full force and effect;

(b)

the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing, and the Closing will not, after the giving of notice, with lapse of time, or otherwise, result in a breach or default by the Company or, to the knowledge of the Company, any other party under such lease or sublease;

(c)

the Company, and to the knowledge of the Company and Company Stockholder, any other party, is not in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company and Company Stockholder, any other party under such lease or sublease, except for any breach, violation or default that has not had and would not reasonably be anticipated to have a Company Material Adverse Effect;

(d)

the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

(e)

to the knowledge of the Company, there is no Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded Security Interests, leases, easements, covenants and other restrictions which do not materially impair the current uses or the occupancy by the Company or a Company Subsidiary of the property subject thereto.

2.14

Contracts.

(a)

Section 2.14 of the Company Disclosure Schedule lists the following agreements (written or oral) to which the Company or WRG is a party as of the date of this Agreement (other than the Transaction Documents (as hereinafter defined)):

(i)

any agreement (or group of related agreements) for the lease of personal property from or to third parties (A) which provides for lease payments in excess of $25,000 per annum or (B) which has a remaining term longer than 12 months and is not cancellable without penalty by the Company on sixty (60) days or less prior written notice;

(ii)

any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, is not cancellable without penalty by the Company on sixty (60) days or less prior written notice and involves more than the sum of $25,000, or (B) in which the Company has granted manufacturing rights, “most favored nation” pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

(iii)

any agreement which, to the knowledge of the Company, establishes a material joint venture or legal partnership;

(iv)

any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $25,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

(v)

any agreement that purports to limit in any material respect the right of the Company to engage in any line of business, or to compete with any person or operate in any geographical location;

(vi)

any employment agreement, executive agreement (including without limitation Chief Operating Officer agreement) or consulting agreement which provides for payments in excess of $50,000 per annum (other than employment or consulting agreements terminable on less than thirty (30) days’ notice);

(vii)

any agreement involving any officer, director or stockholder of the Company or any affiliate (as defined in Rule 12b-2 under the Exchange Act) thereof (an “Affiliate”) (other than stock subscription, stock option, restricted stock, warrant or stock purchase agreements the forms of which have been made available to Parent);

(viii)

any agreement or commitment for capital expenditures in excess of $25,000, for a single project (it being represented and warranted that the liability under all undisclosed agreements and commitments for capital expenditures does not exceed $100,000 in the aggregate for all projects);

(ix)

any agreement under which the consequences of a default or termination would reasonably be expected to have a Company Material Adverse Effect;

(x)

any agreement which contains any provisions requiring the Company to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business);

(xi)

any agreement, other than as contemplated by this Agreement, relating to the future sales of securities of the Company; and

(xii)

any other agreement (or group of related agreements) (A) under which the Company is obligated to make payments or incur costs in excess of $25,000 in any year or (B) not entered into in the Ordinary Course of Business, in each case which is not otherwise described in clauses (i) through (xi).

(b)

The Company has delivered or made available to the Parent a complete and accurate copy of each agreement listed in Section 2.14 of the Company Disclosure Schedule.  With respect to each agreement so listed, except as set forth in Section 2.14 of the Company Disclosure Schedule:  (i) the agreement is a legal, valid, binding and enforceable obligation of the Company and in full force and effect, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity whether applied in a court of law or a court of equity; (ii) the agreement will continue to be legal, valid, binding and enforceable obligation of the Company, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity and will be in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Company nor, to the knowledge of the Company Stockholder, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such contract, except for any breach, violation or default that has not had and would not reasonably be anticipated to have a Company Material Adverse Effect.

2.15

Accounts Receivable.  Except as disclosed on Schedule 2.15 to the Company Disclosure Schedules, all accounts receivable of the Company reflected on the Company Balance Sheet as at December 31, 2014, and to be reflected on the most recent Company balance sheet included in the Interim Financial Statements, are and shall be valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Company Balance Sheet.  Except as disclosed on Schedule 2.15 to the Company Disclosure Schedules, (which Company Disclosure Schedule may be updated by the Company Stockholder through the date of the latest Interim Financial Statement), all accounts receivable reflected in the financial or accounting records of the Company that have arisen since December 31, 2014 are and shall be valid receivables subject to no setoffs or counterclaims and are collectible (within 90 days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the Company Balance Sheet including in the latest Interim Financial Statement.

2.16

Powers of Attorney.  Except as set forth in Section 2.16 of the Company Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of the Company.

2.17

Insurance.  Section 2.17 of the Company Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company is a party.  Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company.  There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy.  All premiums due and payable under all such policies have been paid, neither the Company nor the Company Stockholder may be liable for retroactive premiums or similar payments, and the Company is otherwise in compliance in all material respects with the terms of such policies.  The Company and the Company Stockholder have no knowledge of any threatened termination of, or material premium increase with respect to, any such policy.  Each such policy will continue to be enforceable and in full force and effect immediately following the Effective Time in accordance with the terms thereof as in effect immediately prior to the Effective Time.

2.18

Warranties.  No product or service sold or delivered by the Company is subject to any guaranty, warranty, right of credit or other indemnity other than the applicable standard terms and conditions of sale of the Company or the appropriate Subsidiary, which are set forth in Section 2.18 of the Company Disclosure Schedule.

2.19

Litigation.  Except as set forth in Section 2.19 of the Company Disclosure Schedule, as of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a “Legal Proceeding”) which is pending or, to the knowledge of the Company Stockholder, threatened against the Company or WRG which (a) seeks either damages in excess of $25,000 individually or $50,000 in the aggregate, (b) if determined adversely to the Company, could have, individually or in the aggregate, a Company Material Adverse Effect or (c) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

2.20

Employees.

(a)

Section 2.20 of the Company Disclosure Schedule contains a list of all employees of the Company whose annual rate of compensation exceeds $50,000 per year, along with the position of each such person.  Each such person is a party to a non-disclosure and assignment of inventions agreement with the Company.  To the knowledge of the Company, no key employee (within the meaning of Section 416 of the Code) or group of employees acting in concert has any plans to terminate employment with the Company.

(b)

The Company is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes.  To the knowledge of the Company and Company Stockholder, (i) no organizational effort has been made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company, and (ii) to the knowledge of the Company Stockholder, there are no circumstances or facts which could individually or collectively give rise to a suit against the Company by any current or former employee or applicant for employment based on discrimination prohibited by fair employment practices laws.

2.21

Employee Benefits.

(a)

For purposes of this Agreement, the following terms shall have the following meanings:

(i)

“Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement providing  direct or indirect compensation for services rendered, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

(ii)

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(iii)

“ERISA Affiliate” means any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Company Subsidiary.

(b)

Section 2.21(b) of the Company Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company, WRG or any ERISA Affiliate (collectively, the “Company Benefit Plans”).  Complete and accurate copies of (i) all Company Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Company Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for the last five plan years for each Company Benefit Plan, have been made available to the Parent.  Except as set forth on Section 2.21(b) of the Company Disclosure Schedule, each Company Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company, and the ERISA Affiliates have in all material respects met their obligations with respect to such Company Benefit Plan and have made all required contributions thereto not later than the due date therefor (including extensions).  The Company, each ERISA Affiliate and each Company Benefit Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including without limitation Section 4980B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA).  All filings and reports as to each Company Benefit Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted.

(c)

To the knowledge of the Company Stockholder, there are no Legal Proceedings (except claims for benefits payable in the normal operation of the Company Benefit Plans and proceedings with respect to qualified domestic relations orders, qualified medical support orders or similar benefit directives) against or involving any Company Benefit Plan or asserting any rights or claims to benefits under any Company Benefit Plan that could give rise to any material liability.

(d)

Neither the Company nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

(e)

At no time has the Company or any ERISA Affiliate been obligated to contribute to any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

(f)

There are no unfunded obligations under any Company Benefit Plan providing benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable Law and insurance conversion privileges under state law.  The assets of each Company Benefit Plan which is funded are reported at their fair market value on the books and records of such Company Benefit Plan.

(g)

No act or omission has occurred and no condition exists with respect to any Company Benefit Plan maintained by the Company or any ERISA Affiliate that would subject the Company or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Company Benefit Plan.

(h)

No Company Benefit Plan is funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(i)

Each Company Benefit Plan is amendable and terminable unilaterally by the Company at any time without liability to the Company as a result thereof and no Company Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Company Benefit Plan.

(j)

Section 2.14 or Section 2.21(j) of the Company Disclosure Schedule discloses  each: (i) agreement with any stockholder, director, executive officer or other key employee of the Company (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person’s “parachute payment” under Section 280G of the Code; and (iii) agreement or plan binding the Company, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Company Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.  The accruals for vacation, sickness and disability expenses are accounted for on the Company Balance Sheet and are adequate and materially reflect the expenses associated therewith in accordance with GAAP.

2.22

Environmental Matters.

(a)

The Company has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.  There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or WRG, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.  For purposes of this Agreement, “Environmental Law” means any Law relating to the environment, including without limitation any Law pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species;

(vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) the reclamation of mines; (viii) health and safety of employees and other persons; and (ix) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste.  As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”).

(b)

Without independent investigation by the Company or the Company Stockholder, there are no documents that contain any environmental reports, investigations or audits relating to premises currently or previously owned or operated by the Company or a Company Subsidiary (whether conducted by or on behalf of the Company or a Company Subsidiary or a third party, and whether done at the initiative of the Company or a Company Subsidiary or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Company has possession of or access to.

(c)

There is no material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or WRG.

2.23

Legal Compliance.  The Company and the conduct and operations of its business are in compliance with each Law applicable to the Company or any of its properties or assets, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

2.24

Customers.  Section 2.24 of the Company Disclosure Schedule sets forth a list of each customer that accounted for more than 5% of the consolidated revenues of the Company during the last full fiscal year and the amount of revenues accounted for by such customer during such period.  No such customer has notified the Company in writing within the past year that it will stop buying products or services from the Company.

2.25

Permits.  Section 2.25 of the Company Disclosure Schedule sets forth a list of all authorizations, approvals, clearances, licenses, permits, certificates or exemptions (including, without limitation, manufacturing approvals and authorizations, pricing and reimbursement approvals, labeling approvals, registration notifications or their foreign equivalent, and including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) from any Governmental Entity (“Permits”) issued to or held by the Company.  Such listed Permits are the only material Permits that are required for the Company and the Company Subsidiaries to conduct their respective businesses as presently conducted except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.  Each such Permit is in full force and effect and, to the knowledge of the Company, no suspension or cancellation of such Permit is threatened and, to the knowledge of the Company, there is no reasonable basis for believing that such Permit will not be renewable upon expiration.  Except for such instances as would not reasonably be expected to have a Company Material Adverse Effect, each such Permit will continue in full force and effect immediately following the Closing.

2.26

Certain Business Relationships with Affiliates.  Except as listed in Section 2.26 of the Company Disclosure Schedule, no Affiliate of the Company owns any material property or right, tangible or intangible, which is used in the business of the Company, (b)  has any claim or cause of action against the Company, or (c) owes any money to, or is owed any money by, the Company.  Section 2.26 of the Company Disclosure Schedule describes any transactions involving the receipt or payment in excess of

$25,000 in any fiscal year between the Company and any Affiliate of the Company thereof which have occurred or existed since the Organization Date, other than employment agreements or other compensation arrangements.

2.27

Brokers’ Fees.  Except as listed in Section 2.27 of the Company Disclosure Schedule neither the Company nor the Company Stockholder has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

2.28

Books and Records.  The minute books and other similar records of the Company contain, in all material respects, complete and accurate records in all material respects of all actions taken at any meetings of the Company’s Company Stockholder, board of directors or any committees thereof and of all written consents executed in lieu of the holding of any such meetings.

2.29

Intellectual Property.

(a)

The Company owns, is licensed or otherwise possesses legally enforceable rights to use, license and exploit all issued patents, copyrights, trademarks, service marks, trade names, trade secrets, and registered domain names and all applications for registration therefor (collectively, the “Intellectual Property Rights”) and all computer programs and other computer software, databases, know-how, proprietary technology, formulae, and development tools, together with all goodwill related to any of the foregoing (collectively, the “Intellectual Property”), in each case as is necessary to conduct the Company’s business as presently conducted, the absence of which would be considered reasonably likely to result in a Company Material Adverse Effect.

(b)

Section 2.29(b) of the Company Disclosure Schedule sets forth, with respect to all issued patents and all registered copyrights, trademarks, service marks and domain names registered with any Governmental Entity by the Company or for which an application for registration has been filed with any Governmental Entity by the Company, (i) the registration or application number, the date filed and the title, if applicable, of the registration or application and (ii) the names of the jurisdictions covered by the applicable registration or application.  Section 2.29(b) of the Company Disclosure Schedule identifies each agreement currently in effect containing any ongoing royalty or payment obligations of the Company in excess of $25,000 per annum with respect to Intellectual Property Rights and Intellectual Property that are licensed or otherwise made available to the Company.

(c)

Except as set forth on Section 2.29(c) of the Company Disclosure Schedule, all Intellectual Property Rights of the Company that have been registered by them with any Governmental Entity are valid and subsisting, except as would not reasonably be expected to have a Company Material Adverse Effect. As of the Effective Date, in connection with such registered Intellectual Property Rights, all necessary registration, maintenance and renewal fees  will have been paid, and all necessary documents and certificates will have been filed with the relevant Governmental Entities.

(d)

The Company is not in breach, or will as a result of the consummation of the Merger or other transactions contemplated by this Agreement be in breach, in any material respect of any license, sublicense or other agreement relating to the Intellectual Property Rights of the Company and the Company Subsidiaries, or any licenses, sublicenses or other agreements as to which the Company is a party and pursuant to which the Company uses any patents, copyrights (including software), trademarks or other intellectual property rights of or owned by third parties (the “Third Party Intellectual Property Rights”), the breach of which would be reasonably likely to result in a Company Material Adverse Effect.

(e)

Except as set forth on Section 2.29(e) of the Company Disclosure Schedule, the Company has not been named as a defendant in any suit, action or proceeding which involves a claim of infringement or misappropriation of any Third Party Intellectual Property Right and the Company has not  received any notice or other communication (in writing or otherwise) of any actual or alleged infringement, misappropriation or unlawful or unauthorized use of any Third Party Intellectual Property Right.  With respect to its product candidates and products in research or development, after the same are marketed, the Company will not, to its knowledge, infringe any Third Party Intellectual Property Rights in any material manner.

(f)

To the knowledge of the Company Stockholder, except as set forth on Section 2.29(f) of the Company Disclosure Schedule, no other person is infringing, misappropriating or making any unlawful or unauthorized use of any Intellectual Property Rights of the Company and the Company Subsidiaries in a manner that has a material impact on the business of the Company or WRG, except for such infringement, misappropriation or unlawful or unauthorized use as would not be reasonably expected to have a Company Material Adverse Effect.

2.30

Disclosure.  No representation or warranty by the Company contained in this Agreement, and no statement contained in the Company Disclosure Schedule,  or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

2.31

Duty to Make Inquiry.  To the extent that the representations or warranties in this Article II are qualified by “knowledge” or “belief,” the Company and the Company Stockholder represents and warrants that they have each made reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, reasonable inquiry by its directors, officers and key personnel.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PARENT
AND MERGERCO

The Parent represents and warrants to the Company that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule provided by the Parent to the Company on the date hereof (the “Parent Disclosure Schedule”).  The Parent Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III; and to the extent that it is clear from the context thereof that such disclosure also applies to any other numbered paragraph contained in this Article III, the disclosures in any numbered paragraph of the Disclosure Schedule shall qualify such other corresponding numbered paragraph in this Article III.  For purposes of this Article III, the phrase “to the knowledge of the Parent” or any phrase of similar import shall be deemed to refer to the actual knowledge of any officer or director of the Parent as well as any other knowledge which such person would have possessed had such person made reasonable inquiry of appropriate officers, directors, key employees, accountants and attorneys of the Parent with respect to the matter in question.

3.1

Organization, Qualification and Corporate Power.  The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and MergerCo is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

Each of the Parent and MergerCo is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification.  Each of the Parent and MergerCo has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.  The Parent has furnished or made available to the Company complete and accurate copies of its articles of incorporation and bylaws.  Neither the Parent nor MergerCo is in default under or in violation of any provision of its certificate or articles of incorporation, as amended to date, or its bylaws, as amended to date.

3.2

Capitalization.  As of the date of this Agreement, and prior to giving effect to the issuance of the Series A Preferred Stock, the authorized capital stock of the Parent consists of (i) 250,000,000 shares of Parent Common Stock, of which 17,113,056 shares are issued and outstanding as at the date of this Agreement and valued at __________ per share, based on the closing price of Purchaser Common Stock as traded on the Nasdaq Capital Markets (or other national stock exchange in the United States) on the trading day immediately prior to the date of this Agreement, and (ii) 30,000,000 shares of preferred stock, $0.001 par value per share, containing such rights and privileges as the board of directors of Parent may determine from time to time, of which no shares of preferred stock are outstanding.  The Parent Common Stock is presently eligible for quotation and trading on the Nasdaq Capital Markets. (“Nasdaq”) and is not subject to any notice of suspension or delisting.  All of the issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid, non-assessable and free of all preemptive rights.  Except as contemplated and actually disclosed by the Transaction Documents or as described in Section 3.2 of the Parent Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Parent is a party or which are binding upon the Parent providing for the issuance or redemption of any of its capital stock.  Except as set forth in Section 3.2 of the Parent Disclosure Schedule, there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Parent.  Except as contemplated and actually disclosed by the Transaction Documents, there are no agreements to which the Parent is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Parent.  There are no agreements among other parties, to which the Parent is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Parent.  All of the issued and outstanding shares of Parent Common Stock were issued and remain in compliance with applicable federal and state securities laws.  The shares of Parent Common Stock to be issued at the Closing pursuant to Section 1.5 hereof, when issued and delivered in accordance with the terms hereof and of the Certificate of Merger, shall be duly and validly issued, fully paid and non-assessable and free of all preemptive rights and will be issued in compliance with applicable federal and state securities laws.

3.3

Authorization of Transaction.  Each of the Parent and MergerCo has all requisite power and authority to execute and deliver this Agreement and (in the case of the Parent) and all other agreements referenced herein, including without limitation the Transaction Documents, and to perform its obligations hereunder and thereunder.  The execution and delivery by the Parent and MergerCo of this Agreement and the other Transaction Documents, and the consummation by the Parent and MergerCo of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Parent and MergerCo, respectively.  Each of the documents included in the Transaction Documents has been duly and validly executed and delivered by the Parent or MergerCo, as the case may be, and constitutes a valid and binding obligation of the Parent or MergerCo, as the case may be, enforceable against them in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’

rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

3.4

Noncontravention.  Subject to the filing of the Certificate of Merger as required by the Nevada Act, neither the execution and delivery by the Parent or MergerCo, as the case may be, of this Agreement or the Transaction Documents, nor the consummation by the Parent or MergerCo, as the case may be, of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the organizational documents or bylaws of the Parent or MergerCo, as the case may be, (b) require on the part of the Parent or MergerCo, as the case may be, any filing with, or permit, authorization, consent or approval of, any Governmental Entity, other than required notification to the Financial Industry Regulatory Authority (“FINRA”), for which Parent and MergerCo are responsible and which Parent and MergerCo will provide when necessary, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Parent or MergerCo, as the case may be, is a party or by which either is bound or to which any of their assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a Parent Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not reasonably be expected to have a Parent Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest upon any assets of the Parent or MergerCo or (e) violate any Laws applicable to the Parent or MergerCo or any of their properties or assets.  For purposes of this Agreement, “Parent Material Adverse Effect” means a material adverse effect on the assets, business, condition (financial or otherwise), or results of operations of the Parent and its subsidiaries, taken as a whole.

3.5

Subsidiaries.

(a)

The Parent has the Subsidiaries listed on Schedule 3.5 to the Parent Disclosure Schedules (the “Parent Subsidiaries”).  Each of the Parent Subsidiaries is an entity duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its organization and each jurisdiction in which it conducts business for which such existence and good standing are required.  MergerCo was formed solely to effectuate the Merger, has not conducted any business operations since its organization and will not conduct any business operations except as set forth in this Agreement and the Transaction Documents.  The Parent has delivered or made available to the Company Stockholder complete and accurate copies of the charter, bylaws or other organizational documents of MergerCo.  MergerCo has no assets other than minimal paid-in capital, has no liabilities or other obligations, and is not in default under or in violation of any provision of its charter, bylaws or other organizational documents.  All of the issued and outstanding shares of capital stock of MergerCo are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.  All shares of MergerCo are owned by the Parent free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands.  There are no outstanding stock appreciation, phantom stock or similar rights with respect to MergerCo.  There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of MergerCo.

(b)

The Parent does not control directly or indirectly or have any direct or indirect participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association which is not a Subsidiary.

3.6

SEC Reports.

The Parent has furnished or made available to the Company complete and accurate copies, as amended or supplemented, of its (a) registration statements on Form S-1 or other applicable form (collectively, Registration Statements”) for registering securities under the Securities Act of 1933, as amended (the “Securities Act”), and (b) all reports required to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 2014 and 2013, as filed with the SEC, which contained audited balance sheets of the Parent as of December 31, 2014 and 2013, and the related statements of operation, changes in shareholders’ equity and cash flows for the years then ended; (ii) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, (iii) all other reports filed by the Parent under Section 13 or subsections (a) or (iv) of Section 14 of the Exchange Act with the SEC (such of the foregoing filings with the SEC are collectively referred to herein as the “Parent SEC Reports”).  The Parent SEC Reports constitute all of the documents required to be filed or furnished by the Parent with the SEC, including under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act, through the date of this Agreement.  The Parent SEC Reports have complied and remain compliant in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed.  As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the staff of the SEC with respect to any of the Parent SEC Reports.  As of their respective dates, the Parent SEC Reports, including any financial statements, schedules or exhibits included or incorporated by reference therein, did not contain, and they currently do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the Parent Subsidiaries is required to file or furnish any forms, reports or other documents with the SEC.

3.7

Compliance with Laws.  Each of the Parent and its Subsidiaries:

(a)

and the conduct and operations of their respective businesses, are in compliance with each Law applicable to the Parent, any Parent Subsidiary or any of their properties or assets, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect;

(b)

has complied with and remains compliant with all federal and state securities laws and regulations, including being current in all of its reporting obligations under such federal and state securities laws and regulations;

(c)

has not, and the past and present officers, directors and Affiliates of the Parent have not, been the subject of, nor does any officer or director of the Parent have any reason to believe that the Parent or any of its officers, directors or Affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws;

(d)

has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation;

(e)

has not, and the past and present officers, directors and Affiliates have not, been the subject of, nor does any officer or director of the Parent have any reason to believe that the Parent or any of its officers, directors or Affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person;

(f)

does not and will not on the Closing, have any liabilities, contingent or otherwise, including but not limited to notes payable and accounts payable, and is not a party to any executory agreements; and

(g)

is not a “shell company” or a “blank check company” as such term is defined by Rule 419 of the Securities Act.

3.8

Financial Statements.  The audited financial statements and unaudited interim financial statements of the Parent included in the Parent SEC Reports (collectively, the “Parent Financial Statements”) (i) complied as to form in all material respects with applicable accounting requirements and, as appropriate, the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present in all material respects the financial condition, results of operations and cash flows of the Parent as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent in all material respects with the books and records of the Parent.

3.9

Absence of Certain Changes.  Since the date of the balance sheet contained in the most recent Parent Report, (a) there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Parent Material Adverse Effect and (b) neither the Parent nor MergerCo has taken any of the actions set forth in paragraphs (a) through (m) of Section 4.6.

3.10

Undisclosed Liabilities.  None of the Parent and its Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheet contained in the most recent Parent Report, (b) liabilities which have arisen since the date of the balance sheet contained in the most recent Parent Report in the Ordinary Course of Business which do not exceed $25,000 in the aggregate and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

3.11

Off-Balance Sheet Arrangements. Neither the Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among the Parent and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any "off balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Parent or any of its Subsidiaries in the Parent’s or such Subsidiary's published financial statements or other Parent SEC Reports.

3.12

Tax Matters.

(a)

Each of the Parent and its Subsidiaries has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects.  Neither the Parent nor any of its Subsidiaries is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Parent and its Subsidiaries are or were members.  Each of the Parent and its Subsidiaries has paid on a timely basis all Taxes that were due and payable.  The unpaid Taxes of the

Parent and its Subsidiaries for tax periods through the date of the balance sheet contained in the most recent Parent Report do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on such balance sheet.  Neither the Parent nor any of its Subsidiaries has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Parent or any of its Subsidiaries during a prior period) other than the Parent and its Subsidiaries.  All Taxes that the Parent or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

(b)

The Parent has delivered or made available to the Company complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Parent or any of its Subsidiaries since April 10, 2013 (which was the date of the Parent’s incorporation).  No examination or audit of any Tax Return of the Parent or any of its Subsidiaries by any Governmental Entity is currently in progress or, to the knowledge of the Parent, threatened or contemplated.  Neither the Parent nor any of its Subsidiaries has been informed by any jurisdiction that the jurisdiction believes that the Parent or its Subsidiaries was required to file any Tax Return that was not filed.  Neither the Parent nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

(c)

Neither the Parent nor any of its Subsidiaries: (i) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (ii) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an “excess parachute payment” under Section 280G of the Code; (iii) has any actual or potential liability for any Taxes of any person (other than the Parent and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local or foreign law), or as a transferee or successor, by contract or otherwise; or (iv) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

(d)

None of the assets of the Parent or any of its Subsidiaries: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is “tax-exempt use property” within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest of which is tax exempt under Section 103(a) of the Code.

(e)

Neither the Parent nor any of its Subsidiaries has undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

(f)

No state or federal “net operating loss” of the Parent determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any “ownership change” within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

3.13

Assets.  Each of the Parent and MergerCo owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted.  Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.  No asset of the Parent or MergerCo (tangible or intangible) is subject to any Security Interest.

3.14

Owned Real Property.  Except as disclosed in the Parent SEC Reports, neither the Parent nor any of its Subsidiaries owns any real property.

3.15

Real Property Leases.  The Parent SEC Reports disclose all real property leased or subleased to or by the Parent or any of its Subsidiaries and lists the term of such lease, any extension and expansion options, and the rent payable thereunder.  The Parent has delivered or made available to the Company complete and accurate copies of the leases and subleases disclosed in the Parent SEC Reports.  With respect to each such lease and sublease:

(a)

the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

(b)

the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing, and the Closing will not, after the giving of notice, with lapse of time, or otherwise, result in a breach or default by the Parent or any of its Subsidiaries or, to the knowledge of the Parent, any other party under such lease or sublease;

(c)

neither the Parent nor any of its Subsidiaries nor, to the knowledge of the Parent, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Parent, is threatened, which, after the giving of notice, with lapse of time or otherwise, would constitute a breach or default by the Parent or any of its Subsidiaries or, to the knowledge of the Parent, any other party under such lease or sublease;

(d)

neither the Parent nor any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

(e)

to the knowledge of the Parent, there is no Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or the occupancy by the Parent or any of its Subsidiaries of the property subject thereto.

3.16

Contracts.

(a)

The Parent SEC Reports list all material agreements required to be disclosed under the Exchange Act or the Securities Act to which the Parent or any of its Subsidiaries is a party as of the date of this Agreement, including:

(i)

any agreement (or group of related agreements) for the lease of personal property from or to third parties;

(ii)

any agreement establishing a partnership or joint venture;

(iii)

any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

(iv) any agreement that purports to limit in any material respect the right of the Parent to engage in any line of business, or to compete with any person or operate in any geographical location;

(v)

any employment agreement with executive officers;

(vi)

any agreement under which the consequences of a default or termination would reasonably be expected to have a Parent Material Adverse Effect;

(vii)

any agreement which contains any provisions requiring the Parent or any of its Subsidiaries to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business); and

(viii)

any agreement, other than as contemplated by this Agreement and the Transaction Documents, relating to the sales of securities of the Parent or any of its Subsidiaries to which the Parent or such Subsidiary is a party.

(b)

With respect to each agreement listed in the Parent SEC Reports:  (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Parent nor any of its Subsidiaries nor, to the knowledge of the Parent, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Parent, is threatened, which, after the giving of notice, with lapse of time or otherwise, would constitute a breach or default by the Parent or any of its Subsidiaries or, to the knowledge of the Parent, any other party under such contract.

3.17

Accounts Receivable.  All accounts receivable of the Parent and its Subsidiaries reflected on the Parent SEC Reports are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the balance sheet contained in the most recent Parent Report.  All accounts receivable reflected in the financial or accounting records of the Parent that have arisen since the date of the balance sheet contained in the most recent Parent Report are valid receivables subject to no setoffs or counterclaims and are collectible (within 90 days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the balance sheet contained in the most recent Parent Report.

3.18

Powers of Attorney.  There are no outstanding powers of attorney executed on behalf of the Parent or any of its Subsidiaries.

3.19

Insurance.  Section 3.19 of the Parent Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Parent or any of its Subsidiaries is a party.  Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Parent and its Subsidiaries.  There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy.  All premiums due and payable under all such policies have been paid, neither the Parent nor any of its Subsidiaries may be liable for retroactive premiums or similar payments, and the Parent and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies.  The Parent has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy.  Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

3.20

Warranties.  No product or service sold or delivered by the Parent or any of its Subsidiaries is subject to any guaranty, warranty, right of credit or other indemnity other than the applicable standard terms and conditions of sale of the Parent or the appropriate Subsidiary.

3.21

Litigation.  Except as disclosed in Section 3.21 of the Parent Disclosure Schedule,  as of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Parent’s knowledge, threatened against the Parent or any Subsidiary of the Parent which, if determined adversely to the Parent or such Subsidiary, could have, individually or in the aggregate, a Parent Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement. For purposes of this Section 3.10, any such pending or threatened Legal Proceedings where the amount at issue exceeds or could reasonably be expected to exceed the lesser of $10,000 per Legal Proceeding or $25,000 in the aggregate shall be considered to possibly result in a Parent Material Adverse Effect hereunder.

3.22

Employees.

(a)

The Parent and Parent Subsidiaries have no employees.

(b)

Neither the Parent nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, nor have any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes.  The Parent has no knowledge of any organizational effort made or threatened, either currently or since the date of organization of the Parent, by or on behalf of any labor union with respect to employees of the Parent or any of its Subsidiaries.

3.23

Employee Benefits.  Neither the Parent nor any of its Subsidiaries or ERISA Affiliates maintains, sponsors or contributes to or in the past has maintained, sponsored or contributed to any Employee Benefit Plan or multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

3.24

Environmental Matters.

(a)

Each of the Parent and its Subsidiaries has complied with all applicable Environmental Laws, except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.  There is no pending or, to the knowledge of the Parent, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Parent or any of its Subsidiaries, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)

Set forth in Section 3.24(b) of the Parent Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Parent or any of its Subsidiaries (whether conducted by or on behalf of the Parent or its Subsidiaries or a third party, and whether done at the initiative of the Parent or any of its Subsidiaries or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Parent has possession of or access to.  A complete and accurate copy of each such document has been provided to the Company.

(c)

To the knowledge of the Company, there is no material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Parent or any of its Subsidiaries.

3.25

Permits.  Section 3.25 of the Parent Disclosure Schedule sets forth a list of all authorizations, approvals, clearances, permits, licenses, registrations, certificates, orders, approvals or exemptions from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) (“Parent Permits”) issued to or held by the Parent or any of its Subsidiaries.  Such listed permits are the only Parent Permits that are required for the Parent and any of its Subsidiaries to conduct their respective businesses as presently conducted except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.  Each such Parent Permit is in full force and effect and, to the knowledge of the Parent, no suspension or cancellation of such Parent Permit is threatened and there is no basis for believing that such Parent Permit will not be renewable upon expiration.  Each such Parent Permit will continue in full force and effect immediately following the Closing.

3.26

Certain Business Relationships with Affiliates.  No Affiliate of the Parent or of any of its Subsidiaries (a) owns any property or right, tangible or intangible, which is used in the business of the Parent or any of its Subsidiaries, (b) has any claim or cause of action against the Parent or any of its Subsidiaries, or (c) owes any money to, or is owed any money by, the Parent or any of its Subsidiaries.  Section 3.26 of the Parent Disclosure Schedule describes any transactions involving the receipt or payment in excess of $1,000 in any fiscal year between the Parent or any of its Subsidiaries and any Affiliate thereof which have occurred or existed since the beginning of the time period covered by the Parent Financial Statements.

3.27

Tax-Free Reorganization.

(a)

The Parent (i) is not an “investment company” as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code; (ii) has no present plan or intention to liquidate the Surviving Corporation or to merge the Surviving Corporation with or into any other corporation or entity, or to sell or otherwise dispose of the stock of the Company or the Surviving Corporation which the Parent will acquire in the Merger, or to cause the Surviving Corporation to sell or otherwise dispose of its assets, all except in the ordinary course of business or if such liquidation, merger or disposition is described in Section 368(a)(2)(C) or Treasury Regulation Section 1.368-2(d)(4) or Section 1.368-2(k); and (iii) has no present plan or intention, following the Merger, to issue any additional shares of stock of the Surviving Corporation or to create any new class of stock of the Surviving Corporation.

(b)

MergerCo is a wholly-owned subsidiary of the Parent, formed solely for the purpose of engaging in the Merger, and will carry on no business prior to the Merger.

(c)

Immediately prior to the Merger, the Parent will be in control of MergerCo, as the Surviving Corporation of the Merger, within the meaning of Section 368(c) of the Code.

(d)

Immediately following the Merger, the Surviving Corporation will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Company immediately prior to the Merger (for purposes of this representation, amounts used by the Company to pay reorganization expenses, if any, will be included as assets of the Company held immediately prior to the Merger).

(e)

The Parent has no present plan or intention to reacquire any of the Merger Consideration.

(f)

MergerCo will have no liabilities assumed by the Surviving Corporation and will not transfer to the Surviving Corporation any assets subject to liabilities in the Merger.

(g)

Following the Merger, the Surviving Corporation will continue the Company’s historic business or use a significant portion of the Company’s historic business assets in a business as required by Section 368 of the Code and the Treasury Regulations promulgated thereunder.

3.28

Brokers’ Fees.  Except as set forth on Section 3.28 of the Parent Disclosure Schedule, neither the Parent nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

3.29

Disclosure.  No representation or warranty by the Parent or MergerCo contained in this Agreement, and no statement contained in the any document, certificate or other instrument delivered or to be delivered by or on behalf of the Parent or MergerCo pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.  The Parent has disclosed to the Company all material information relating to the business of the Parent or any of its Subsidiaries or the transactions contemplated by this Agreement.

3.30

Interested Party Transactions.  To the knowledge of the Parent, no officer, director or stockholder of the Parent or any “affiliate” (as such term is defined in Rule 12b-2 under the Exchange Act) or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such person currently has or has had, either directly or indirectly, (a) an interest in any person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Parent or any of its Subsidiaries or (ii) purchases from or sells or furnishes to the Parent or any of its Subsidiaries any goods or services, or (b) a beneficial interest in any contract or agreement to which the Parent or any of its Subsidiaries is a party or by which it may be bound or affected.  Neither the Parent nor any of its Subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Parent or any of its Subsidiaries.

3.31

Duty to Make Inquiry.  To the extent that any of the representations or warranties in this Article III are qualified by “knowledge” or “belief,” each of the Parent and MergerCo represents and warrants that it has made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry by its directors, officers and key personnel and the directors, officers and key personnel of any Subsidiary.

3.32

Accountants.  Marcum, LLP (the “Parent Auditor”) is and has been throughout the periods covered by the financial statements of the Parent for the most recently completed fiscal year and through the date hereof (a) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002), (b) “independent” with respect to the Parent within the meaning of Regulation S-X and (c) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board.  Except as set

forth on Section 3.32 of the Parent Disclosure Schedule, the report of the Parent Auditor on the financial statements of the Parent for the past fiscal year did not contain an adverse opinion or a disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles, although it did express uncertainty as to the Parent’s ability to continue as a going concern.  During the Parent’s most recent fiscal year and the subsequent interim periods, there were no disagreements with the Parent Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.  None of the reportable events listed in Item 304(a)(1)(iv) or (v) of Regulation S-K occurred with respect to the Parent Auditor.

3.33

Minute Books.  The minute books and other similar records of the Parent and each of its Subsidiaries contain, in all material respects, complete and accurate records of all actions taken at any meetings of directors (or committees thereof) and Company Stockholder or actions by written consent in lieu of the holding of any such meetings since the time of organization of each such corporation through the date of this Agreement.  The Parent has provided true and complete copies of all such minute books and other similar records to the Company’s representatives.

3.34

Board Action.  The Parent’s Board of Directors (a) has unanimously determined that the Merger is advisable and in the best interests of the Parent’s Company Stockholder and is on terms that are fair to such Parent Company Stockholder, (b) has caused the Parent, in its capacity as the sole stockholder of MergerCo, and the Board of Directors of MergerCo, to approve the Merger and this Agreement by unanimous written consent, (c) adopted this Agreement in accordance with the provisions of the Nevada Act, and (d) directed that this Agreement and the Merger be submitted to the Parent Company Stockholder for their adoption and approval and resolved to recommend that the Parent Company Stockholder vote in favor of the adoption of this Agreement and the approval of the Merger and the transactions contemplated hereby.

ARTICLE IV
COVENANTS

4.1

Closing Efforts.  Each of the Parties shall use its best efforts, to the extent commercially reasonable in light of the circumstances (“Reasonable Best Efforts”), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation using its Reasonable Best Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

4.2

Governmental and Third-Party Notices and Consents.

(a)

Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable Laws in connection with the consummation of the transactions contemplated by this Agreement.

(b)

The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in Section 2.4 of the Company Disclosure Schedule.

4.3

Form 8-K.  Promptly after the execution of this Agreement, the Parent shall prepare a Current Report on Form 8-K relating to this Agreement and the transactions contemplated hereby; which

Form 8-K shall be submitted to and be reviewed and approved by the Company Stockholder and its attorneys prior to filing with the SEC.   Each of the Company Stockholder and the Parent shall use its Reasonable Best Efforts to cause (a) such Form 8-K to be filed with the SEC within four Business Days of the date of execution of this Agreement, (b) an additional Form 8-K to be filed with the SEC within four Business Days following the Effective Time of the Merger and (c) to otherwise comply with all requirements of applicable federal and state securities laws.

4.4

Operation of Company Business.  During the period from the date of this Agreement to the Effective Time, the Company Stockholder and the Company shall (and shall cause each Company Subsidiary to) conduct its operations in the Ordinary Course of Business and in material compliance with all Laws applicable to the Company, WRG or any of their properties or assets and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect.  Without limiting the generality of the foregoing, prior to the Effective Time, the Company Stockholder and the Company shall not, without the written consent of the Parent (which shall not be unreasonably withheld, conditioned or delayed), accrue any material funded indebtedness:

(a)

issue or sell, or redeem or repurchase, any stock or other securities of the Company or any warrants, options or other rights to acquire any such stock or other securities (except pursuant to the conversion or exercise of outstanding convertible securities or Company Options or Company Warrants outstanding on the date hereof), or amend any of the terms of (including without limitation the vesting of) any such convertible securities or options or warrants;

(b)

split, combine or reclassify any shares of its capital stock; or other than as required to enable Company Stockholder to pay taxes on Company Pre-Tax Profits, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

(c)

create, incur or assume any indebtedness for borrowed money (including obligations in respect of capital leases) except in the Ordinary Course of Business or in connection with the transactions contemplated by this Agreement; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

(d)

enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees;

(e)

acquire, sell, lease, license or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of WRG or any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

(f)

mortgage or pledge any of its property or assets (including without limitation any shares or other equity interests in or securities of WRG or any corporation, partnership, association or other business organization or division thereof), or subject any such property or assets to any Security Interest;

(g)

discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

(h)

as at the Closing Date, and after giving effect to the declaration or funding of any dividends or distributions to the Stockholder, whether in cash or in property, (A) the combined stockholders’ equity of both WRG and the Company shall be not less than $4,000,000, (B) neither WRG nor the Company will have an Indebtedness in excess of $100,000, and (C) not less than $500,000 of the combined assets of both WRG and the Company will be in the form of cash or immediately marketable securities which is necessary to cover operating expenses of WRG and the Company incurred in the ordinary course of business ;

(i)

amend its charter, by-laws or other organizational documents;

(j)

change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

(k)

enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

(l)

institute or settle any Legal Proceeding;

(m)

take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue in any material respect or (ii) any of the conditions to the Merger set forth in Article V not being satisfied; or

(n)

agree in writing or otherwise to take any of the foregoing actions.

4.5

Access to Company Information.

(a)

The Company Stockholder and the Company shall permit representatives of the Parent to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company.

(b)

The Parent and each of its Subsidiaries (i) shall treat and hold as confidential any Company Confidential Information (as defined below), (ii) shall not use any of the Company Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Company all tangible embodiments (and all copies) thereof which are in its possession.  For purposes of this Agreement, “Company Confidential Information” means any information of the Company or WRG that is furnished to the Parent or any of its Subsidiaries by the Company or WRG in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly other than as a result of non-permitted disclosure by the Parent, any of its Subsidiaries or their respective directors, officers, or employees, (B) which, after disclosure, becomes available publicly through no fault of the Parent, any of its Subsidiaries or their respective directors, officers, or employees, (C) which the Parent or any of its Subsidiaries knew or to which the Parent or any of its Subsidiaries had access prior to disclosure, provided that the source of such information is not known by the Parent or any of its Subsidiaries to be bound by a confidentiality obligation to the Company or WRG, or (D) which the Parent or any of its Subsidiaries rightfully obtains from a source other than the Company or a Company Subsidiary, provided that the source of such information is not known by the Parent or any of its Subsidiaries to be bound by a confidentiality obligation to the Company or WRG.

4.6

Operation of Parent Business.  Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Parent shall (and shall cause each of its Subsidiaries to) conduct its operations in the Ordinary Course of Business and in material compliance with all Laws applicable to the Parent, any Parent Subsidiary or any of their properties or assets and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect.  Without limiting the generality of the foregoing, prior to the Effective Time, except as required pursuant to the “Parent Financing” (hereinafter defined), the Parent shall not (and shall cause each of its Subsidiaries not to), without the written consent of the Company Stockholder:

(a)

issue or sell, or redeem or repurchase, any stock or other securities of the Parent or any rights, warrants or options to acquire any such stock or other securities, except as contemplated by, and in connection with, the Merger, the Split-Off and the Private Placement Offering;

(b)

split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

(c)

create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

(d)

enter into, adopt or amend any Parent Benefit Plan or any employment or severance agreement or arrangement or increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees, except the adoption of the Parent Equity Plan (as defined below);

(e)

acquire, sell, lease, license or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Subsidiary of the Parent or any corporation, partnership, association or other business organization or division thereof), except as contemplated by, and in connection with, the Split-Off;

(f)

mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

(g)

discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

(h)

amend its charter, by-laws or other organizational documents (except as contemplated hereby);

(i)

change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

(j)

enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any contract or agreement;

(k)

institute or settle any Legal Proceeding;

(l)

take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Parent and/or MergerCo set forth in this Agreement becoming untrue in any material respect or (ii) any of the conditions to the Merger set forth in Article V not being satisfied; or

(m)

agree in writing or otherwise to take any of the foregoing actions.

As used in this Agreement, the term “Parent Financing” shall mean and include any combination of secured or unsecured long-term debt and/or equity financing aggregating not less than Thirty-Five Million ($35,000,000) Dollars to enable the Parent to acquire the capital stock of WRG, retire the Purchase Note and pay all related transaction expenses associated with such acquisition and the Merger contemplated hereby.

4.7

Access to Parent Information.

(a)

The Parent shall (and shall cause MergerCo to) permit representatives of the Company to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Parent and MergerCo) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel of or pertaining to the Parent and its Subsidiaries,

(b)

Each of the Company and the Company Stockholder (i) shall treat and hold as confidential any Parent Confidential Information (as defined below), (ii) shall not use any of the Parent Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Parent all tangible embodiments (and all copies) thereof which are in its possession.  For purposes of this Agreement, “Parent Confidential Information” means any information of the Parent or any Parent Subsidiary that is furnished to the Company or Company stockholder by the Parent or its Subsidiaries in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly other than as a result of non-permitted disclosure by the Company, the Company Stockholder or their respective directors, officers, or employees, (B) which, after disclosure, becomes available publicly through no fault of the Company or the Company Stockholder or their respective directors, officers, or employees, (C) which the Company or the Company Stockholder knew or to which the Company or the Company Stockholder had access prior to disclosure, provided that the source of such information is not known by the Company or the Company Stockholder to be bound by a confidentiality obligation to the Parent or any Subsidiary of the Parent or (D) which the Company or the Company Stockholder rightfully obtains from a source other than the Parent or a Subsidiary of the Parent, provided that the source of such information is not known by the Company or Company Stockholder to be bound by a confidentiality obligation to the Parent or any Subsidiary of the Parent.

4.8

Post-Closing Operation of the Business of Surviving Corporation.  The Parties hereto do hereby covenant and agree as follows with respect to the operation of the business of the Surviving Corporation and WRG following the Effective Time of the Merger:

(a)

Following the Effective Time of the Merger, the business of the Surviving Corporation shall be operated substantially in the manner contemplated by the Stockholders Agreement, and each of the Parent and the Company Stockholder shall comply with their respective covenants and agreements contained in the Stockholders Agreement;

(b)

Except for his death or “permanent disability” (as defined in the Employment Agreement), Russell shall continue to serve as President of the Surviving Corporation and as a senior executive officer of the Parent pursuant to the terms of the Employment Agreement;

4.9

Expenses.  The costs and expenses of the Parent and the Company (including legal fees and expenses of the Parent and the Company) incurred in connection with this Agreement and the transactions contemplated hereby shall be payable by each of the respective Parties; provided, that (a) the Parent shall pay all of the costs and expenses of auditing the Company Annual Financial Statements and reviewing any 2015 interim unaudited financial statements required to be prepared prior to the Effective Time of the Merger; and (b) if the Company Stockholder complies with the representations, warranties and covenants contained in this Agreement, if for any reason the Parent shall be unable to obtain the Parent Financing and consummate the transactions contemplated by this Agreement and the WRG Purchase Agreement, the Parent shall reimburse the Company and the Company Stockholder for their actual reasonable out-of-pocket costs and expenses related to the transactions contemplated by this Agreement and the WRG Purchase Agreement, including without limitation legal and accounting expenses, up to an amount not to exceed $200,000 in the aggregate.

4.10

Name and Fiscal Year Change.  The Parent shall take all necessary steps to enable it to change the corporate name of the Surviving Corporation to WR Group IC-Disc, Inc., or such other name as shall be mutually acceptable to the Parent and Company Stockholder.  The Parent shall maintain its fiscal year end and the fiscal year end of the Surviving Corporation at December 31 following the Effective Time of the Merger.

4.11

Tax Matters.  Notwithstanding any other provision of this Agreement to the contrary, the following provisions of this 4.11 shall govern the allocation between Parent, the Surviving Corporation and the Company Stockholder of responsibility for certain Tax matters addressed herein following the Closing Date.

(a)

The Surviving Corporation shall prepare or cause to be prepared, and file or cause to be filed, all income tax returns (“Returns”) for the Company (i) for all Tax periods ending on or before the Closing Date that are due after the Closing Date.  Parent shall prepare or cause to be prepared, and file or cause to be filed, all Returns for the Company for all Tax periods that begin before the Closing Date and end after the Closing Date (the “Straddle Periods”).  All such Returns shall be prepared in a manner consistent with the Company’ past practices.  Such Returns shall be provided to Company Stockholder for review and comment and approval not later than 30 days before the due date for filing such Returns (including extensions), and Parent shall accept all such Company Stockholder’s comments that are consistent with the past practices of the Company in preparing such Straddle Period Returns. In the event that Company Stockholder shall reasonably object to any items set forth on such Returns, such objection shall be provided to Parent in writing no later than 15 days before the due date for filing such Returns (including extensions) and the parties shall attempt to resolve such objection in good faith prior to the due date for filing such Returns. In the event that such objection is not resolved prior to the due date for filing such Return, Parent shall timely file such Return and the parties shall resolve the dispute in good faith after the date of such filing, amending such Return as necessary. Neither Parent nor any of its Affiliates shall file or permit to be filed any amended Return with respect to the Company for any Pre-Closing Period or Straddle Period without the prior written consent of Company Stockholder.  Company Stockholder shall be responsible for the payment of all Taxes accruing before the Closing Date based on the allocation method set forth in Section 5.9(b), to the extent applicable.

(b)

For purposes of this Agreement, in the case of any Taxes that are imposed on a periodic basis and are payable for Straddle Periods, the portion of such Taxes related to the Pre-Closing Taxable Period will (i) in the case of Taxes other than Taxes based upon or related to income, sales, gross receipts, wages, capital expenditures, expenses or any similar Tax base, be deemed to be the amount of such Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period and (ii) in the case of any Tax based upon or related to income, sales, gross receipts, wages, capital expenditures, expenses or any similar Tax base, be deemed equal to the amount that would be payable if the relevant Tax period had ended on the Closing Date.  All determinations necessary to give effect to the foregoing allocations will be made in a manner consistent with past practices of the Company.

(c)

All refunds of Taxes relating to the Company with respect to Pre-Closing Taxable Periods will be for the account of Company Stockholder, and Parent will pay over to Company Stockholder any such refunds that Parent or its Affiliates may receive within 15 days after receipt thereof or entitlement thereto.  Each Seller shall be entitled to its Pro Rata Portion of all amounts paid by Parent pursuant to this 4.11(c).

(d)

Parent and Company Stockholder' Representative shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of Returns pursuant to this 4.11 (including the preparation and filing of any claims for refunds of Taxes) and any audit, litigation or other proceeding with respect to Taxes.  Such cooperation shall include signing any Returns, amended Returns, claims or other documents necessary to settle any Tax controversy, the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  Notwithstanding any other provision hereof, each party will bear its own expenses in complying with the foregoing provisions.  Parent and Company Stockholder further agree, upon request from the other party, to use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

(e)

Each party will promptly notify the other in writing upon receipt by such party (or any of its Affiliates) of notice of any pending or threatened Tax liabilities of the Company for any Pre-Closing Taxable Period or Straddle Period.  The Company Stockholder’ will have the right (but not the obligation) to solely represent the interests of the Company in any Tax audit or administrative or court proceeding for any Pre-Closing Taxable Period that ends on or prior to the Closing Date and to employ counsel of its choice, and Parent agrees to cooperate in the defense of any claim in such proceeding.  The Company Stockholder will have the right to participate in representing the interests of the Company in any Tax audit or administrative or court proceeding for any Straddle Period, if and to the extent that such period includes any Pre-Closing Taxable Period, and to employ counsel of its choice at its expense.  Parent and the Company Stockholder agree to cooperate in the defense of any claim in such proceeding. Parent or its Affiliates may not settle, compromise or resolve any Tax audit or administrative or court proceeding for any Pre-Closing Taxable Period or Straddle Period that includes a Pre-Closing Taxable Period without the consent of the Company Stockholder.

ARTICLE V
CONDITIONS TO CONSUMMATION OF MERGER

5.1

Conditions to Each Party’s Obligations.  The respective obligations of each Party to consummate the Merger is subject to the satisfaction of each of the events and conditions set forth in this Section 5.1

(a)

 Delivery of Schedules.  The Company Stockholder and the Company shall deliver final Company Disclosure Schedules, in form and substance reasonably satisfactory to the Parent, and the Parent shall deliver to the Company Stockholder and the Company final Parent Disclosure Schedules in form and substance reasonably satisfactory to the Company Stockholder, in each case by a date which shall be not later than thirty (30) days from the date of execution of this Agreement.

(b)

WRG Acquisition.  The Parent shall have, immediately prior to the Effective Time of the Merger, consummated the acquisition of 100% of the issued and outstanding shares of capital stock of WRG from Williams and the Company Stockholder, upon the terms and conditions set forth in a stock purchase agreement, dated as of July, 31, 2015 (the “WRG Purchase Agreement”) or upon such other terms and conditions as shall be mutually acceptable to the Parent, Williams and the Company Stockholder.

(c)

Transaction Documents.  The transactions provided for under this Agreement are also contingent upon the execution and delivery of the other Transaction Documents and completion of all other transactions set forth or contemplated under the Transaction Documents that are required to be performed upon delivery thereof.

5.2

Conditions to Obligations of the Parent and MergerCo.  The obligation of each of the Parent and MergerCo to consummate the Merger is subject to the satisfaction (or waiver by the Parent) of the following additional conditions:

(a)

The Parent shall have conducted a thorough business, legal and financial due diligence investigation of the Company which shall be satisfactory in all material respect to the Parent (the “Due Diligence Investigation”); provided, that so long as the Company Stockholder shall furnish Parent and its representatives with all information concerning the Company and WRG as Parent may reasonably request, and shall permit Parent and its representatives with access to Company personnel, the Parent shall complete such Due Diligence Investigation within sixty (60) days from the date of execution of this Agreement (the “Due Diligence Period”).   Unless Parent shall notify the Company Stockholder on or before expiration of the Due Diligence Period that it intends to terminate this Agreement by reason of an unsatisfactory Due Diligence Investigation, such condition to the obligations of Parent to consummate this Agreement shall be deemed to have been satisfied.

(b)

the representations and warranties of the Company Stockholder and the Company set forth in this Agreement (when read without regard to any qualification as to materiality or Company Material Adverse Effect contained therein) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Effective Time (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except for any untrue or incorrect representations and warranties that, individually or in the aggregate, do not have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(c)

the Company Stockholder and the Company shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time, except for such non-performance or non-compliance as does not have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(d)

the Parent shall have completed an acceptable Due Diligence Investigation in accordance with the provisions of this Agreement;

(e)

WRG and the Company shall have complied with the provisions of Section 4.4(h) of this Agreement;

(f)

no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(g)

the Company Stockholder shall have delivered to the Parent and MergerCo a certificate (the “Company Stockholder Certificate”) to the effect that (i) the representations and warranties of the Company Stockholder and the Company set forth in Article II of this Agreement are true and correct as at the Closing Date (provided, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except for any untrue or incorrect representations and warranties that, individually or in the aggregate, do not have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement; (ii) each of the conditions, covenants and agreements required to be performed by the Company Stockholder and the Company under this Agreement have been performed or satisfied in all material respects, and (iii) covering such other matters as the Parent shall reasonably request;

5.3

Conditions to Obligations of the Company Stockholder and the Company.  The obligation of the Company Stockholder and the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

(a)

the Parent shall have obtained (and shall have provided copies thereof to the Company) the written consents of (i) all of the members of its Board of Directors, and (ii) all of the members of the Board of Directors of MergerCo, in each case to the execution, delivery and performance by the each such entity of this Agreement and/or the other Transaction Documents to which each such entity a party, in form and substance satisfactory to the Parent;

(b)

the Parent shall have obtained (and shall have provided copies thereof to the Company) all of the other waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Parent or any of its Subsidiaries, except for waivers, permits, consents, approvals or other authorizations the failure of which to obtain or effect does not, individually or in the aggregate, have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(c)

the representations and warranties of the Parent set forth in this Agreement (when read without regard to any qualification as to materiality or Parent Material Adverse Effect contained therein) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Effective Time (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except for any untrue or incorrect representations and warranties that, individually or in the aggregate, do not have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(d)

each of the Parent and MergerCo shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time, except for such non-performance or non-compliance as does not have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(e)

no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(f)

the Parent shall have delivered to the Company a certificate (the “Parent Certificate”) to the effect that (i) the representations and warranties of the Parent and MergerCo set forth in Article III of this Agreement are true and correct as at the Closing Date (provided, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except for any untrue or incorrect representations and warranties that, individually or in the aggregate, do not have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement; (ii) each of the conditions, covenants and agreements required to be performed by the Parent under this Agreement have been performed or satisfied in all material respects, and (iii) covering such other matters as the Parent shall reasonably request;

(g)

the Parent shall have delivered to the Company Stockholder, by not later than October 15, 2015, a term sheet or commitment letter representing evidence of the availability of not less than $35,000,000 of gross proceeds of the Parent Financing, subject to such terms and conditions that are satisfactory to the source of such Parent Financing and the Parent. and also reasonably satisfactory to the Company Stockholder;

(h)

on the Effective Date, (i) the Parent shall make a capital contribution to the Surviving Corporation in the amount of $4,000,000 plus such additional amount as shall be required to enable the Surviving Corporation to retire and pay in full the Purchase Note, including accrued interest thereon, and (ii) the Surviving Corporation shall pay in full such Purchase Note, such that any and all releases, satisfactions and discharges as to the Purchase Note and related Pledge Agreement are effectuated, and the Purchase Note and Pledge Agreement are terminated;

(i)

the Parent shall pay to the Company Stockholder, the total Merger Consideration to be paid on the Effective Time of the Merger, as contemplated by Section 1.5 of this Agreement; and

(j)

the Parent shall execute and deliver the Employment Agreement to the Company Stockholder , which shall include a mutually acceptable Schedule A with the amounts set forth therein.

ARTICLE VI
INDEMNIFICATION

6.1

Indemnification by the Company Stockholder.  The Company Stockholder receiving the Consideration pursuant to Section 1.2 (the “Indemnifying Company Stockholder”) shall, for a period commencing from the Closing Date and ending eighteen (18) months following the Closing Date (the “Indemnity Period”), indemnify the Parent in respect of, and hold it harmless against, any and all debts, obligations losses, liabilities, deficiencies, damages, fines, fees, penalties, interest obligations, expenses or costs (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise) (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) (collectively, “Damages”) incurred or suffered by the Surviving Corporation or the Parent or any Affiliate thereof, to the extent caused by any unreasonable act or omission of the Company Stockholder or any circumstances within the reasonable control of the Company or the Company Stockholder. Any information, facts, or circumstances discovered by Parent or its representatives or otherwise disclosed to Parent in connection with any due diligence investigation or other examination of Company by Parent, or delivery of information to Parent or its representatives by the Company or the Company Stockholder, that may have been made on or before the Closing Date shall be deemed to be a disclosure by the Company Stockholders and Company pursuant to this Agreement such that the Parent shall not be entitled to indemnification hereunder. Notwithstanding the above, the foregoing eighteen (18) month Indemnity Period shall be subject to the provisions of Section 6.4 below

6.2

Indemnification by the Parent.  Subject to the limitations provided herein, the Parent shall, for a period commencing from the Closing Date and ending eighteen (18) months from the Closing Date, indemnify the Company Stockholder in respect of, and hold him harmless against, any and all Damages incurred or suffered by the Company Stockholder resulting from any misrepresentation or breach of warranty by or failure to perform any covenant or agreement of the Parent or any Parent Subsidiary contained in this Agreement.

6.3

Indemnification Claims.

(a)

In the event the Parent or the Company Stockholder are entitled, or seek to assert rights, to indemnification under this Article VI, the Parent or the Company Stockholder (as the case may be) shall give written notification to the Company Stockholder or the Parent (as the case may be) of the commencement of any suit or proceeding relating to a third party claim for which indemnification pursuant to this Article VI may be sought.  Such notification shall be given within 20 Business Days after receipt by the party seeking indemnification of notice of such suit or proceeding, and shall describe in reasonable detail (to the extent known by the party seeking indemnification) the facts constituting the basis for such suit or proceeding and the amount of the claimed damages; provided, however, that no delay on the part of the party seeking indemnification in notifying the indemnifying party shall relieve the indemnifying party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure.  Within 20 days after delivery of such notification, the indemnifying party may, upon written notice thereof to the party seeking indemnification, assume control of the defense of such suit or proceeding with counsel reasonably satisfactory to the party seeking indemnification; provided that the indemnifying party may not assume control of the defense of a suit or proceeding involving criminal liability or in which equitable relief is sought against the party seeking indemnification.  If the indemnifying party does not so assume control of such defense, the party seeking indemnification shall control such defense.  The party not controlling such defense (the “Non-Controlling Party”) may participate therein at its own expense; provided that if the indemnifying party assumes control of such defense and the party seeking indemnification reasonably concludes that the indemnifying party and the party seeking indemnification have conflicting interests or different defenses available with respect to such suit or proceeding, the reasonable fees and expenses of counsel to the party seeking indemnification shall be considered “Damages” for purposes of this Agreement.  The party controlling such defense (the “Controlling Party”) shall keep the Non-Controlling Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-Controlling Party with respect thereto.  The Non-Controlling Party shall furnish the Controlling

Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party as reasonably needed in the defense of such suit or proceeding at the sole cost and expense of the indemnifying party under Section 6.1 or 6.2, which cost and expense shall be considered “Damages” for purposes of this Agreement.  The indemnifying party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the party seeking indemnification, which shall not be unreasonably withheld or delayed; provided that the consent of the party seeking indemnification shall not be required if the indemnifying party agrees in writing to pay any amounts payable pursuant to such settlement or judgment and such settlement or judgment includes a complete release of the party seeking indemnification from further liability and has no other materially adverse effect on the party seeking indemnification.  The party seeking indemnification shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the indemnifying party, which shall not be unreasonably withheld or delayed.

(b)

In order to seek indemnification under this Article VI, the party seeking indemnification shall give written notification (a “Claim Notice”) to the indemnifying party which contains (i) a description and the amount (the “Claimed Amount”) of any Damages incurred or reasonably expected to be incurred by the party seeking indemnification, (ii) a statement that the party seeking indemnification is entitled to indemnification under this Article VI for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment (in the manner provided in paragraph (c) below) in the amount of the Claimed Amount.

(c)

Within twenty (20) days after delivery of a Claim Notice, the indemnifying party shall deliver to the party seeking indemnification a written response (the “Response”) in which the indemnifying party shall:  (i) agree that the party seeking indemnification is entitled to receive all of the Claimed Amount, (ii) agree that the party seeking indemnification is entitled to receive part, but not all, of the Claimed Amount (the “Agreed Amount”) or (iii) dispute that the party seeking indemnification is entitled to receive any of the Claimed Amount.  If the indemnifying party in the Response disputes its liability for all or part of the Claimed Amount, the indemnifying party and the party seeking indemnification shall follow the procedures set forth in Section 6.3(d) for the resolution of such dispute (a “Dispute”).

(d)

During the 60-day period following the delivery of a Response that reflects a Dispute, the indemnifying party and the party seeking indemnification shall use good faith efforts to resolve the Dispute.  If the Dispute is not resolved within such 60-day period, the indemnifying party and the party seeking indemnification shall discuss in good faith the submission of the Dispute to a mutually acceptable alternative dispute resolution procedure (which may be non-binding or binding upon the parties, as they agree in advance) (the “ADR Procedure”).  In the event the indemnifying party and the party seeking indemnification agree upon an ADR Procedure, such parties shall, in consultation with the chosen dispute resolution service (the “ADR Service”), promptly agree upon a format and timetable for the ADR Procedure, agree upon the rules applicable to the ADR Procedure, and promptly undertake the ADR Procedure.  The provisions of this Section 6.3(d) shall not obligate the indemnifying party and the party seeking indemnification to pursue an ADR Procedure or prevent either such Party from pursuing the Dispute in a court of competent jurisdiction; provided that, if the indemnifying party and the party seeking indemnification agree to pursue an ADR Procedure, neither the indemnifying party nor the party seeking indemnification may commence litigation or seek other remedies with respect to the Dispute prior to the completion of such ADR Procedure.  Any ADR Procedure undertaken by the indemnifying party and the party seeking indemnification shall be considered a compromise negotiation for purposes of federal and state rules of evidence, and all statements, offers, opinions and disclosures (whether written or oral) made in the course of the ADR Procedure by or on behalf of the indemnifying party, the party seeking indemnification or the ADR Service shall be treated as confidential and, where appropriate, as privileged work product.  Such statements, offers, opinions and disclosures shall not be discoverable or admissible for any purposes in any litigation or other proceeding relating to the Dispute (provided that this sentence shall not be construed to exclude from discovery or admission any matter that is otherwise discoverable or admissible).  The fees and expenses of any ADR Service used by the indemnifying party and the party seeking indemnification shall be considered to be Damages; provided, that if the indemnifying party are determined not to be liable for Damages in connection with such Dispute, the party seeking indemnification shall pay all such fees and expenses.

Notwithstanding the other provisions of this Section 6.3, if a third party asserts (other than by means of a lawsuit) that the Parent, the Surviving Corporation or any of their Subsidiaries is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which the Parent may be entitled to indemnification pursuant to this Article VI, and the Parent reasonably determines that the Surviving Corporation or any of their Subsidiaries has a valid business reason to fulfill such obligation, then (i) the Parent shall be entitled to satisfy such obligation, with prior notice to but without prior consent from the Indemnifying Company Stockholder, (ii) the Parent may subsequently make a claim for indemnification in accordance with the provisions of this Article VI, and (iii) the Parent shall be reimbursed, in accordance with the provisions of this Article VI, for any such Damages for which it is entitled to indemnification pursuant to this Article VI (subject to the right of the Indemnifying Company Stockholder to dispute the Parent’s entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VI).

(e)

For purposes of this Section 6.3 and the last two sentences of Section 6.4, any references to the Company Stockholder or the Indemnifying Company Stockholder (except provisions relating to an obligation to make, or a right to receive, any payments provided for in Section 6.3 or Section 6.4) shall be deemed to refer to the Indemnification Representative.

(f)

The Indemnification Representative shall have full power and authority on behalf of each Stockholder or Company Stockholder to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Company Stockholder or Indemnifying Company Stockholder under this Article VI.  The Indemnification Representative shall have no liability to any Party for any action taken or omitted on behalf of the Company Stockholder or the Parent pursuant to this Article VI.

6.4

Survival of Representations and Warranties.  All representations and warranties contained in this Agreement, the Company Certificate or the Parent Certificate shall (a) survive the Closing and any investigation at any time made by or on behalf of the Parent or the Company and (b) shall expire on the date eighteen (18) months following the Closing Date; provided, however, that Claims relating to Pre-Closing Tax liabilities for which the Company Stockholder is responsible pursuant to Section 4.11 of this Agreement shall survive for the duration of the applicable Statute of Limitations.  If a party entitled to indemnification delivers to a party from whom it may seek indemnification hereunder, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or a notice that, as a result a legal proceeding instituted by or written claim made by a third party, the party entitled to indemnification reasonably expects to incur Damages as a result of a breach of such representation or warranty (an “Expected Claim Notice”), then such representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such Expected Claim Notice.

6.5

Limitations on Claims for Indemnification.

(a)

Damages Threshold.  Notwithstanding anything to the contrary herein, neither the Company Stockholder nor the Parent shall not be entitled to recover, or be indemnified for, Damages under this Article VI unless and until the aggregate of all such Damages paid or payable by the Indemnifying Company Stockholder collectively exceeds $100,000 (the “Damages Threshold”) and then, if such aggregate Damages Threshold is reached, the Parties shall only be entitled to recover for Damages in excess of such Damages Threshold, and then up to the Indemnity Cap, except with respect to any fraud or willful misconduct by the Company Stockholder or the Parent, as applicable, in connection with this Agreement.

(b)

Indemnity Cap.  Notwithstanding anything to the contrary, express or implied contained in this Agreement, except with respect to (i) any fraud or willful misconduct by the Company Stockholder in connection with this Agreement, or (ii) any Pre-Closing Tax Liabilities payable by the Company Stockholder for which the Company Stockholder is liable pursuant to Section 4.11 of this Agreement  (for which there shall be no “Indemnity Cap”), the Parent’s sole and exclusive right to recover any Damages from the Company Stockholder under this Article VI with respect to Claims resulting from or relating to any misrepresentation or breach of warranty or failure to perform any covenant or agreement by the Company Stockholder contained in this Agreement shall be limited to the sum of Four Million ($4,000,000) Dollars (the “Indemnity Cap”).  Payment of any indemnified amount by the Company Stockholder shall be paid solely by returning to the Parent, first the appropriate amount of Additional Shares (valued at the closing price of the Parent’s Common Stock, as traded on the Nasdaq Capital Markets (or other national securities exchange) on the trading day immediately prior to the Closing Date) and, then, only if the amount of the Claim exceeds the then value of the Additional Shares, an appropriate number of Make-Whole Shares, valued at the 2018 Market Value, subject to the $5.00 floor price.  Notwithstanding the foregoing, the exercise of any indemnity provisions, including calculation of the Indemnity Cap, as to the Additional Merger Consideration and the Make-Whole Shares, shall be net of any tax liability arising from or related to the satisfaction of any indemnity obligations through return of any Additional Merger Consideration and Make-Whole Shares.

(c)

The amount of Damages recoverable by the Parent under this Article VI with respect to an indemnity claim shall be reduced by (i) any proceeds received by the Parent with respect to the Damages to which such indemnity claim relates, from an insurance carrier and (ii) the amount of any tax savings actually realized by the Parent, for the tax year in which such Damages are incurred, which are clearly attributable to the Damages to which such indemnity claim relates (net of any increased tax liability which may result from the receipt of the indemnity payment or any insurance proceeds relating to such Damages).

ARTICLE VII
TERMINATION

7.1

Termination by Mutual Agreement.  This Agreement may be terminated at any time by mutual consent of the Parties, provided that such consent to terminate is in writing and is signed by each of the Parties.

7.2

Termination for Failure to Close.  This Agreement shall automatically be terminated if the Closing Date shall not have occurred by the November 30, 2015 Outside Closing Date.

7.3

Termination by Operation of Law.  This Agreement may be terminated by any Party hereto if there shall be any statute, rule or regulation that renders consummation of the transactions contemplated by this Agreement (the “Contemplated Transactions”) illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or governmental authority) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and non-appealable.

7.4

Termination for Failure to Perform Covenants or Conditions.  This Agreement may be terminated prior to the Effective Time:

(a)

by the Parent and MergerCo if: (i) any of the conditions set forth in Section 5.2 hereof have not been fulfilled in all material respects by the Closing Date; (ii) the Company shall have breached or failed to observe or perform in any material respect any of its covenants or obligations under this Agreement if such breach is not cured within ten (10) days of written notice of such breach from Parent (to the extent such breach is curable within such ten day period and otherwise if such a cure is not commenced within such ten day period and diligently continued to completion) or (iii) as otherwise set forth herein; or

(b)

by the Company Stockholder or the Company if: (i) any of the conditions set forth in Section 5.3 hereof have not been fulfilled in all material respects by the Closing Date; (ii) the Parent or MergerCo shall have breached or failed to observe or perform in any material respect any of its covenants or obligations under this Agreement if such breach is not cured within ten (10) days of written notice of such breach from the Company (to the extent such breach is curable within such ten day period and otherwise if such a cure is not commenced within such ten day period and diligently continued to completion) or (iii) as otherwise set forth herein.

7.5

Effect of Termination or Default; Remedies.  In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto, provided that such Party is a Non-Defaulting Party (as defined below).  The foregoing shall not relieve any Party from liability for damages actually incurred as a result of such Party’s breach of any term or provision of this Agreement.

7.6

Remedies; Specific Performance.  In the event that any Party shall fail or refuse to consummate the Contemplated Transactions or if any default under or breach of any representation, warranty, covenant or condition of this Agreement on the part of any Party (the “Defaulting Party”) shall have occurred that results in the failure to consummate the Contemplated Transactions, then in addition to the other remedies provided herein, the non-defaulting Party (the “Non-Defaulting Party”) shall be entitled to seek and obtain money damages from the Defaulting Party, or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that the Non-Defaulting Party seeking such protection must file its request with such court within forty-five (45) days after it becomes aware of the Defaulting Party’s failure, refusal, default or breach.  In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys’ fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

ARTICLE VIII
MISCELLANEOUS

8.1

Press Releases and Announcements.  No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable Law or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

8.2

No Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that (a) the provisions in Article I concerning issuance of the Merger Shares and Article VI concerning indemnification are intended for the benefit of the Company Stockholder and (b) the provisions in Section 4.9 concerning indemnification are intended for the benefit of the individuals specified therein and their successors and assigns.

8.3

Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior or (other than as set forth in the Transaction Documents) contemporaneous understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

8.4

Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that MergerCo may assign its rights, interests and obligations hereunder to a wholly-owned subsidiary of the Parent (other than Split-Off Subsidiary).

8.5

Counterparts and Facsimile Signature.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Facsimile signatures delivered by fax and/or e-mail/.pdf transmission shall be sufficient and binding as if they were originals and such delivery shall constitute valid delivery of this Agreement.

8.6

Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

8.7

Notices.  All notices, requests, demands, claims and other communications hereunder shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one Business Day after it is sent for next Business Day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Company or the Company Stockholder: WR Group IC-Disc, Inc. __________________ ___________________ Attn: Stefan Russell, President Facsimile:

Copy to (which copy shall not constitute notice hereunder):

Davis Miles McGuire Gardner  LLP

80 E. Rio Salado Parkway,
Suite 401
Tempe, AZ 85281
Tel: (480)733-6800
Fax: (480)733-3748

Attn: Charles Davis, Esq.

If to the Parent or the Parent and MergerCo (prior to the Closing): DS Healthcare Group, Inc. 1601 Green Road Deerfield Beach FL 33064 Attn: Daniel Khesin, CEO Facsimile: 646 .219 .2572	Copy to (which copy shall not constitute notice hereunder): CKR Law LLP 1330 Avenue of the Americas New York, NY 10019 Attn: Stephen A. Weiss Facsimile: (212) 400-6904

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended.  Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

8.8

Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Florida, except that the provisions of the laws of the State of Arizona or the State of Nevada shall apply as appropriate with respect to the Merger and the rights and duties of the Company Stockholder and the Board of Directors of the Company and where such provisions are otherwise mandatorily applicable or where such provisions do not conflict with those of the laws of the State of Florida.

8.9

Amendments and Waivers.  The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties.  No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver.  No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

8.10

Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

8.11

Submission to Jurisdiction.  Each of the Parties (a) submits to the jurisdiction of any state or federal court sitting in the County of Dade in the State of Florida in any action or proceeding arising out of or relating to this Agreement, except where the provisions of the laws of the State of Nevada or the State of Arizona apply with respect to the Merger and the rights and duties of the Company Stockholder and the Board of Directors of the Company, in which event each of the Parties submits to the jurisdiction of any state or federal sitting in the County of Maricopa in the State of Arizona or in the County of Clark in the State of Nevada, respectively, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto.  Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.7.  Nothing in this Section 9.11, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

8.12

WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

8.13

Construction.

(a)

The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(b)

Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Merger and Reorganization as of the date first above written.

PARENT:

DS HEALTHCARE GROUP, INC.

By:
Name:	Daniel Khesin
Title:	Chief Executive Officer

MERGERCO:

WRG ACQUISITION CORP.

By:
Name:	Daniel Khesin
Title:	President

COMPANY:

WR GROUP IC-DISC, INC.

By:
Name:	Stefan Russell
Title:	Authorized Signatory

COMPANY STOCKHOLDER:

Stefan Russell